                                                                   EXHIBIT 17(C)

                          VAN KAMPEN AMERICAN CAPITAL

                 SUPPLEMENT TO PROSPECTUS DATED AUGUST 4, 1997

       Prospectus dated September 28, 1996, as previously supplemented on
             September 28, 1996, November 1, 1996, January 2, 1997,
                      February 11, 1997 and April 1, 1997
                VKAC Global Equity Fund
                VKAC Global Government Securities Fund

        Prospectus dated October 28, 1996, as previously supplemented on
                         November 1, 1996, January 2, 1997, January 21, 1997 and
                               February 11, 1997
                VKAC Pace Fund

  Prospectus dated October 28, 1996, as previously supplemented on November 1,
                  1996, January 2, 1997 and February 11, 1997
                VKAC Aggressive Growth Fund
                VKAC High Yield Fund
                VKAC Great American Companies Fund
                VKAC Prospector Fund
                VKAC Short-Term Global Income Fund
                VKAC Strategic Income Fund
                VKAC Utility Fund
                VKAC Value Fund

  Prospectus dated October 28, 1996, as previously supplemented on January 15,
                           1997 and February 11, 1997
                VKAC Growth Fund

 Prospectus dated December 29, 1996, as previously supplemented on February 11,
                                      1997
                VKAC Corporate Bond Fund
                VKAC Emerging Growth Fund
                VKAC High Income Corporate Bond Fund

        Prospectus dated January 28, 1997, as previously supplemented on
                               February 11, 1997
             VKAC U.S. Government Trust for Income Fund

                        Prospectus dated March 28, 1997
             VKAC Growth and Income Fund
             VKAC High Yield Municipal Fund

                        Prospectus dated April 30, 1997
             VKAC California Insured Tax Free Fund
             VKAC Comstock Fund
             VKAC Enterprise Fund
             VKAC Equity Income Fund
             VKAC Florida Insured Tax Free Income Fund
             VKAC Government Securities Fund
             VKAC Harbor Fund
             VKAC Insured Tax Free Income Fund
             VKAC Intermediate Term Municipal Income Fund
             VKAC Limited Maturity Government Fund
             VKAC Municipal Income Fund
             VKAC New Jersey Tax Free Income Fund
             VKAC New York Tax Free Income Fund
             VKAC Pennsylvania Tax Free Income Fund
             VKAC Real Estate Securities Fund
             VKAC Tax Free High Income Fund

         Prospectus dated April 30, 1997, as previously supplemented on
                                 April 30, 1997
             VKAC Global Managed Assets Fund

Pursuant to the Fund's Prospectus, the Fund's Class A shares may be purchased at net asset value under certain defined circumstances by certain classes or groups of investors. In order to qualify, such investors must provide assurance that the purchase is made only for investment purposes and that the shares will not be resold except through redemption by the Fund. As of August 4, 1997, item number seven, under the Section "Purchase of Shares -- Class A Shares -- Other Purchase Programs" shall be omitted from the list of NAV Purchase Options and the remaining items shall be renumbered accordingly. As stated in the Fund's Prospectus, the Fund reserves the right to amend or terminate the terms of offering shares of the Fund at net asset value at any time.

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                          VAN KAMPEN AMERICAN CAPITAL
                        NEW JERSEY TAX FREE INCOME FUND
------------------------------------------------------------------------------

    Van Kampen American Capital New Jersey Tax Free Income Fund (the "Fund") is a non-diversified mutual fund, organized as a separate series of Van Kampen American Capital Tax Free Trust. The Fund's investment objective is to provide investors a high level of current income exempt from federal income tax and New Jersey gross income tax, consistent with preservation of capital. The Fund is designed for investors who are residents of New Jersey for tax purposes. Under normal market conditions, the Fund seeks to achieve its investment objective by investing at least 80% of its assets in a portfolio of New Jersey municipal securities rated investment grade at the time of investment. Investment grade securities are securities rated BBB or higher by Standard & Poor's Ratings Group ("S&P"), Baa or higher by Moody's Investors Service, Inc. ("Moody's") or an equivalent rating by another nationally recognized statistical rating organization ("NRSRO"). Up to 20% of the Fund's total assets may consist of New Jersey municipal securities rated below investment grade (but not rated lower than B- by S&P, B3 by Moody's or an equivalent rating by another NRSRO) and unrated New Jersey municipal securities believed by the Fund's investment adviser to be of comparable quality, which involve special risk considerations. See "Municipal Securities." There is no assurance that the Fund will achieve its investment objective.
                                                       (Continued on next page.)
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORS NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------
    SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, GUARANTEED OR ENDORSED BY, ANY BANK OR DEPOSITORY INSTITUTION; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENT AGENCY. SHARES OF THE FUND INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

    A Statement of Additional Information, dated April 30, 1997, containing additional information about the Fund has been filed with the Securities and Exchange Commission and is hereby incorporated by reference in its entirety into this Prospectus. A copy of the Fund's Statement of Additional Information may be obtained without charge by calling (800) 421-5666 or for Telecommunications Device for the Deaf at (800) 421-2833. The Statement of Additional Information has been filed with the Securities and Exchange Commission ("SEC") and is available along with other related Fund materials at the SEC's internet web site (http://www.sec.gov).
                               ------------------
                         VAN KAMPEN AMERICAN CAPITAL SM

                               ------------------
                    THIS PROSPECTUS IS DATED APRIL 30, 1997.

(Continued from previous page.)

  The Fund's investment adviser is Van Kampen American Capital Investment Advisory Corp. This Prospectus sets forth the information about the Fund that a prospective investor should know before investing in the Fund. Please read it carefully and retain it for future reference. The address of the Fund is One Parkview Plaza, Oakbrook Terrace, Illinois 60181, and its telephone number is
(800) 421-5666.

------------------------------------------------------------------------------
                            PROPOSED REORGANIZATION
------------------------------------------------------------------------------

  On July 25, 1996, the Trustees of the Fund approved an Agreement and Plan of reorganization between the Fund and Van Kampen American Capital Municipal Income Fund (the "Municipal Fund"), also a series of the Tax Free Trust and advised by Van Kampen American Capital Investment Advisory Corp., providing for the transfer of assets and liabilities of the Fund to the Municipal Fund in exchange for shares of beneficial interest of the Municipal Fund at its net asset value per share (the "Reorganization").

  The Reorganization is subject to approval by the holders of a majority of the outstanding shares of the Fund. Further details of the proposed Reorganization will be contained in the proxy statement/prospectus expected to be mailed to shareholders in 1997.

  The Municipal Fund's net assets as of December 31, 1996 were approximately $1.02 billion. Its objective is to provide investors with a high level of current income exempt from federal income tax, consistent with preservation of capital. The investment objective of the Fund is to provide investors a high level of current income exempt from federal income tax and New Jersey gross income tax, consistent with preservation of capital. The primary difference between the two investment objectives is that the Fund seeks income exempt from New Jersey state income tax, but the Municipal Fund does not. The Trustees, however, believe that the benefits to the Fund shareholders from the Reorganization, including the potentially lower operating costs and potentially higher yield from the Municipal Fund relative to the Fund, more than offset the loss of the exemption from New Jersey state income tax.

  The Fund will continue its normal operations prior to the Reorganization.

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                               TABLE OF CONTENTS
------------------------------------------------------------------------------

                                                                PAGE
                                                                ----
Prospectus Summary..........................................      4
Shareholder Transaction Expenses............................      6
Annual Fund Operating Expenses and Example..................      7
Financial Highlights........................................      9
The Fund....................................................     10
Investment Objective and Policies...........................     10
Municipal Securities........................................     12
Investment Practices........................................     16
Special Considerations Regarding the Fund...................     19
Investment Advisory Services................................     21
Alternative Sales Arrangements..............................     23
Purchase of Shares..........................................     25
Shareholder Services........................................     35
Redemption of Shares........................................     39
Distribution and Service Plans..............................     42
Distributions from the Fund.................................     44
Tax Status..................................................     45
Fund Performance............................................     52
Description of Shares of the Fund...........................     53
Additional Information......................................     53

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE ADVISER, OR THE DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE FUND OR BY THE DISTRIBUTOR TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL FOR THE FUND TO MAKE SUCH AN OFFER IN SUCH JURISDICTION.

------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY
------------------------------------------------------------------------------

THE FUND. Van Kampen American Capital New Jersey Tax Free Income Fund (the "Fund") is a non-diversified mutual fund, organized as a separate series of Van Kampen American Capital Tax Free Trust. See "The Fund."

INVESTMENT OBJECTIVE. The Fund's investment objective is to provide investors a high level of current income exempt from federal income tax and New Jersey gross income tax, consistent with preservation of capital. The Fund is designed for investors who are residents of New Jersey for tax purposes.

INVESTMENT POLICIES. Under normal market conditions, the Fund seeks to achieve its investment objective by investing at least 80% of its assets in a portfolio of New Jersey municipal securities rated investment grade at the time of investment. Investment grade securities are securities rated BBB or higher by Standard & Poor's Ratings Group ("S&P"), Baa or higher by Moody's Investors Service, Inc. ("Moody's") or an equivalent rating by another nationally recognized statistical rating organization ("NRSRO"). Up to 20% of the Fund's total assets may consist of New Jersey municipal securities rated below investment grade (but not rated lower than B- by S&P, B3 by Moody's or an equivalent rating by another NRSRO) and unrated New Jersey municipal securities that the Fund's investment adviser believes are of comparable quality, which involve special risk considerations. Up to 20% of the Fund's assets may be invested in municipal securities that are subject to federal alternative minimum tax. See "Investment Objective and Policies," "Municipal Securities" and "Special Considerations Regarding the Fund."

INVESTMENT RESULTS. The investment results of the Fund are shown in the table of "Financial Highlights."

PURCHASE OF SHARES. Shares of the Fund are offered through Van Kampen American Capital Distributors, Inc. (the "Distributor"), as principal underwriter, and through selected brokers and dealers. The offering price is the net asset value per share next determined followed receipt of an order plus a sales charge which, at the option of the investor, may be imposed at the time of purchase or on a contingent deferred basis. Investors may elect to purchase Class A Shares, Class B Shares or Class C Shares, each with different sales charges and expenses. The minimum initial investment is $500 for each class of shares and the minimum subsequent investment is $25 for each class of shares (or less as described under "Purchase of Shares"). The different classes of shares permit an investor to choose the method of purchasing shares that is more beneficial to the investor, taking into account the amount of the purchase, the length of time the investor expects to hold the shares and other circumstances. See "Purchase of Shares."

INVESTMENT ADVISER. Van Kampen American Capital Investment Advisory Corp. (the "Adviser") is the Fund's investment adviser.

SPECIAL RISK FACTORS. Up to 20% of the Fund's assets may consist of New Jersey municipal securities rated below investment grade (but not rated lower than B-by S&P, B3 by Moody's or an equivalent rating by another NRSRO) and in unrated New Jersey municipal securities considered by the Adviser to be of comparable quality. In addition, the Fund may invest up to 20% of its assets in certain derivative securities such as inverse floaters. Investment in such lower grade municipal securities and derivative securities involves significant risks. Furthermore, under normal market conditions, the Fund will invest substantially all of its assets in New Jersey municipal securities, and therefore it will be more susceptible to factors adversely affecting issuers of New Jersey municipal securities than a municipal securities fund that does not invest in New Jersey municipal securities to this degree. There can be no assurance that the Fund will achieve its objective. See "Special Considerations Regarding the Fund."

  The foregoing is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus.

------------------------------------------------------------------------------
SHAREHOLDER TRANSACTION EXPENSES
------------------------------------------------------------------------------

                                 CLASS A        CLASS B           CLASS C
                                 SHARES          SHARES            SHARES
                                 -------        -------           -------
Maximum sales charge imposed on
  purchases (as a percentage of
  the offering price)..........   4.75%(1)        None              None
Maximum sales charge imposed on
  reinvested dividends (as a
  percentage of the
  offering price)..............    None           None(3)           None(3)
Deferred sales charge (as a
  percentage of the lesser of
  the original purchase price
  or redemption proceeds)......    None(2)      Year 1--4.00%        Year
                                                                    1--1.00%
                                                Year 2--3.75%     After--None

                                                Year 3--3.50%
                                                Year 4--2.50%
                                                Year 5--1.50%
                                                Year 6--1.00%
                                                 After--None
Redemption fees (as a
  percentage of amount
  redeemed)....................    None           None              None
Exchange fees..................    None           None              None

------------------------------------------------------------------------------
(1) Reduced on investments of $100,000 or more. See "Purchase of Shares -- Class A Shares."

(2) Investments of $1 million or more are subject to a substantially reduced or no sales charge at the time of purchase, but a CDSC of 1.00% may be imposed on redemptions made within one year of the purchase. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class A Share Purchases of $1 Million or More."

(3) CDSC Shares received as reinvested dividends are subject to a 12b-1 fee, a portion of which may indirectly pay for the initial sales commission incurred on behalf of the investor. See "Distribution and Service Plans."

------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES AND EXAMPLE
------------------------------------------------------------------------------

                                                  CLASS A    CLASS B    CLASS C
                                                  SHARES     SHARES     SHARES
                                                  -------    -------    -------
Management Fees (as a percentage of average
  daily net assets)(1)..........................     0.00%      0.00%      0.00%
12b-1 Fees (as a percentage of average daily
  net assets)(1)(2).............................     0.00%      0.75%      0.75%
Other Expenses(1) (as a percentage of average
  daily net assets).............................     0.38%      0.38%      0.38%
Total Expenses (as a percentage of average
  daily net assets)(1)..........................     0.38%      1.13%      1.13%

------------------------------------------------------------------------------

(1) Expenses include a waiver of $97,956 of "Management Fees" and assumption of $152,228 of "Other Expenses" and "12b-1 Fees" by the Adviser. If the Adviser did not waive fees for the fiscal year ending December 31, 1996, the "Management Fees" would have been 0.60% for each class of shares, "12b-1 Fees" would have been 0.25% for Class A Shares and 1.00% each for Class B Shares and Class C Shares, "Other Expenses" would have been 1.06% for each class of shares and "Total Expenses" would have been 1.91% for Class A Shares, 2.66% for Class B Shares and 2.66% for Class C Shares.

(2) Includes a service fee of up to 0.25% (as a percentage of net asset value) paid by the Fund as compensation for ongoing services rendered to investors. With respect to each class of shares, amounts in excess of 0.25%, if any, represent an asset based sales charge. The asset based sales charge with respect to Class C Shares includes 0.75% (as a percentage of net asset value) paid to investors' broker-dealers as sales compensation.

EXAMPLE:

                                                ONE     THREE    FIVE      TEN
                                                YEAR    YEARS    YEARS    YEARS
                                                ----    -----    -----    -----
You would pay the following expenses on a
  $1,000 investment, assuming (i) an
  operating expense ratio of 0.38% for Class
  A Shares, 1.13% for Class B Shares and
  1.13% for Class C Shares, (ii) 5% annual
  return and (iii) redemption at the end of
  each time period:
  Class A Shares............................    $51      $59      $68     $ 93
  Class B Shares............................    $52      $71      $77     $116*
  Class C Shares............................    $22      $36      $62     $137
You would pay the following expenses on the
  same $1,000 investment assuming no
  redemption at the end of each period:
  Class A Shares............................    $51      $59      $68     $ 93
  Class B Shares............................    $12      $36      $62     $116*
  Class C Shares............................    $12      $36      $62     $137

------------------------------------------------------------------------------
* Based on conversion to Class A Shares after eight years.

  The purpose of the foregoing table is to assist an investor in understanding the various costs and expenses that an investor in the Fund will bear directly or indirectly. The "Example" reflects expenses based on the "Annual Fund Operating Expenses" table as shown above carried out to future years. As Fund assets increase, the fees waived or expenses reimbursed by the Adviser are expected to decrease. Accordingly, it is unlikely that future expenses as projected will remain consistent with those determined based on the "Annual Fund Operating Expenses" table. The ten year amounts with respect to Class B Shares of the Fund reflects the lower aggregate 12b-1 and service fees applicable to such shares after conversion to Class A Shares. THE INFORMATION CONTAINED IN THE ABOVE TABLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESSER THAN THOSE SHOWN. For a more complete description of such costs and expenses, see "Purchase of Shares," "Redemption of Shares," "Investment Advisory Services" and "Distribution and Service Plans."

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (for a share outstanding throughout the periods)
--------------------------------------------------------------------------------
   The following schedule presents financial highlights for one Class A Share, one Class B Share and one Class C Share of the Fund outstanding throughout each of the periods indicated. The financial highlights have been audited by KPMG Peat Marwick LLP, independent certified public accountants, for each of the periods indicated and their report thereon appears in the Statement of Additional Information. This information should be read in conjunction with the financial statements and related notes thereto included in the Statement of Additional Information.

                                                   CLASS A SHARES                                 CLASS B SHARES
                                    --------------------------------------------   --------------------------------------------
                                                                  JULY 29, 1994                                  JULY 29, 1994
                                                                  (COMMENCEMENT                                  (COMMENCEMENT
                                                                  OF INVESTMENT                                  OF INVESTMENT
                                     YEAR ENDED     YEAR ENDED    OPERATIONS) TO    YEAR ENDED     YEAR ENDED    OPERATIONS) TO
                                    DECEMBER 31,   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                        1996           1995            1994            1996           1995            1994
                                    ------------   ------------   --------------   ------------   ------------   --------------
Net Asset Value, Beginning of
 Period...........................    $15.000        $13.754          $14.300        $14.991        $13.738          $14.300
                                      -------        -------          -------        -------        -------          -------
 Net Investment Income............       .786           .792             .295           .675           .685             .253
 Net Realized and Unrealized
   Gain/Loss on Investments.......      (.173)         1.253            (.551)         (.174)         1.260            (.563)
                                      -------        -------          -------        -------        -------          -------
Total from Investment
 Operations.......................       .613          2.045            (.256)          .501          1.945            (.310)
                                      -------        -------          -------        -------        -------          -------
Less:
 Distributions from and in Excess
   of Net Investment
   Income(1)......................       .774           .799             .290           .666           .692             .252
                                      -------        -------          -------        -------        -------          -------
Net Asset Value, End of the
 Period...........................    $14.839        $15.000          $13.754        $14.826        $14.991          $13.738
                                      =======        =======          =======        =======        =======          =======
Total Return(2)(3)................      4.28%         15.26%           (1.81%)*        3.52%         14.43%           (2.16%)*
Net Assets at End of the Period
 (In millions)....................    $   7.6        $   5.8          $   3.0        $   9.0        $   8.2          $   6.5
Ratio of Expenses to Average Net
 Assets(2) (annualized)...........       .38%           .27%             .17%          1.13%          1.01%             .93%
Ratio of Net Investment Income to
 Average Net Assets(2)
 (annualized).....................      5.35%          5.43%            5.16%          4.60%          4.73%            4.38%
Portfolio Turnover................        11%         31.45%           11.00%            11%         31.45%           11.00%

                                                   CLASS C SHARES
                                    --------------------------------------------
                                                                  JULY 29, 1994
                                                                  (COMMENCEMENT
                                                                  OF INVESTMENT
                                     YEAR ENDED     YEAR ENDED    OPERATIONS) TO
                                    DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                        1996           1995            1994
                                    ------------   ------------   --------------
Net Asset Value, Beginning of
 Period...........................    $15.000        $13.753          $14.300
                                      -------        -------          -------
 Net Investment Income............       .673           .706             .240
 Net Realized and Unrealized
   Gain/Loss on Investments.......      (.178)         1.233            (.535)
                                      -------        -------          -------
Total from Investment
 Operations.......................       .495          1.939            (2.95)
                                      -------        -------          -------
Less:
 Distributions from and in Excess
   of Net Investment
   Income(1)......................       .666           .692             .252
                                      -------        -------          -------
Net Asset Value, End of the
 Period...........................    $14.829        $15.000          $13.753
                                      =======        =======          =======
Total Return(2)(3)................      3.45%         14.42%           (2.09%)*
Net Assets at End of the Period
 (In millions)....................    $    .7        $    .5          $    .2
Ratio of Expenses to Average Net
 Assets(2) (annualized)...........      1.13%          1.00%             .91%
Ratio of Net Investment Income to
 Average Net Assets(2)
 (annualized).....................      4.58%          4.73%            4.39%
Portfolio Turnover................        11%         31.45%           11.00%

----------------
(1)See Note 1 to the Financial Statements.
(2)If certain expenses had not been waived by the Adviser, total return would have been lower and the ratios would have been as follows:

                                                   CLASS A SHARES                                 CLASS B SHARES
                                    --------------------------------------------   --------------------------------------------
                                                                  JULY 29, 1994                                  JULY 29, 1994
                                                                  (COMMENCEMENT                                  (COMMENCEMENT
                                                                  OF INVESTMENT                                  OF INVESTMENT
                                     YEAR ENDED     YEAR ENDED    OPERATIONS) TO    YEAR ENDED     YEAR ENDED    OPERATIONS) TO
                                    DECEMBER 31,   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                        1996           1995            1994            1996           1995            1994
                                    ------------   ------------   --------------   ------------   ------------   --------------
Ratio of Expenses to
Average Net Assets.................      1.91%          2.53%           3.17%          2.66%          3.23%          3.89%
Ratio of Net Investment
Income to Average Net Assets.......      3.82%          3.17%           2.17%          3.07%          2.51%          1.41%


















                                                   CLASS C SHARES
                                    --------------------------------------------
                                                                  JULY 29, 1994
                                                                  (COMMENCEMENT
                                                                  OF INVESTMENT
                                     YEAR ENDED     YEAR ENDED    OPERATIONS) TO
                                    DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                        1996           1995            1994
                                    ------------   ------------   --------------
Ratio of Expenses to
Average Net Assets................   2.66%          3.23%           3.85%
Ratio of Net Investment
Income to Average Net Assets......   3.05%          2.50%           1.46%

(3)Total Return is based upon net asset value which does not include payment of the maximum sales charge or contingent deferred sales charge.
* Non-Annualized

                   See Financial Statements and Notes Thereto

------------------------------------------------------------------------------
THE FUND
------------------------------------------------------------------------------

  Van Kampen American Capital New Jersey Tax Free Income Fund (the "Fund") is a non-diversified separate series of Van Kampen American Capital Tax Free Trust (the "Trust"), an open-end management investment company, commonly known as a "mutual fund," organized as a Delaware business trust. Mutual funds sell their shares to investors and invest the proceeds in a portfolio of securities. A mutual fund allows investors to pool their money with that of other investors in order to obtain professional investment management. Mutual funds generally make it possible for investors to obtain greater diversification of their investments and to simplify their recordkeeping.

  Van Kampen American Capital Investment Advisory Corp. (the "Adviser") provides investment advisory and administrative services to the Fund. The Adviser and its affiliates also act as investment adviser to other mutual funds distributed by Van Kampen American Capital Distributors, Inc. (the "Distributor"). To obtain prospectuses and other information on any of these other funds, please call the telephone number on the cover page of the Prospectus.

------------------------------------------------------------------------------
INVESTMENT OBJECTIVE AND POLICIES
------------------------------------------------------------------------------

  The investment objective of the Fund is to provide investors a high level of current income exempt from federal income tax and New Jersey gross income tax, consistent with preservation of capital. The Fund's investment objective is a fundamental policy and may not be changed without shareholder approval of the holders of a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund is designed for investors who are residents of New Jersey for tax purposes. An investment in the Fund may not be appropriate for all investors. The Fund is not intended to be a complete investment program, and investors should consider their long-term investment goals and financial needs when making an investment decision with respect to the Fund. An investment in the Fund is intended to be a long-term investment and should not be used as a trading vehicle.

  Under normal market conditions, the Fund will invest at least 80% of its total assets in New Jersey municipal securities rated investment grade at the time of investment. Investment grade securities are securities rated BBB or higher by Standard & Poor's Ratings Group ("S&P"), Baa or higher by Moody's Investors Service, Inc. ("Moody's") or an equivalent rating by another nationally recognized statistical rating organization ("NRSRO") in the case of long-term obligations, and have equivalent ratings in the case of short-term obligations. According to published guidelines, securities rated BBB by S&P are regarded by S&P as having an adequate capacity to pay interest and repay principal. Whereas such securities normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely, in the opinion of S&P, to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories. According to published guidelines, securities rated Baa by Moody's are considered by Moody's as medium grade obligations. Such securities are, in the opinion of Moody's, neither highly protected nor poorly secured. Interest payments and principal security appear to Moody's to be adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. In the opinion of Moody's, they lack outstanding investment characteristics and in fact have speculative characteristics as well. The Fund's policy with respect to ratings is not a fundamental policy, and thus may be changed by the Trustees without shareholder approval.

  Up to 20% of the Fund's total assets may be invested in New Jersey municipal securities rated below investment grade (but not rated below B- by S&P, B3 by Moody's or an equivalent rating by another NRSRO) and unrated New Jersey municipal securities that the Adviser considers to be of comparable quality to such securities. According to published guidelines, securities rated below investment grade are regarded by S&P, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. While in the opinion of S&P such securities will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions. According to published guidelines, securities rated below investment grade are regarded by Moody's as generally lacking characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the securities' contract over any long period of time may, in the opinion of Moody's, be small. Debt securities rated below investment grade are commonly referred to as "junk bonds." For a description of S&P's and Moody's ratings see the Statement of Additional Information. From time to time the Fund temporarily may also invest up to 10% of its assets in tax exempt money market funds. Such instruments will be treated as investments in municipal securities.

  The Adviser will buy and sell securities for the Fund's portfolio with a view to seeking a high level of current income exempt from federal income tax and New Jersey gross income tax and will select securities which the Adviser believes entail reasonable credit risk considered in relation to the investment policies of the Fund. As a result, the Fund will not necessarily invest in the highest yielding New Jersey municipal securities permitted by its investment policies if the Adviser determines that market risks or credit risks associated with such investments would subject the Fund's portfolio to undue risk. The potential for realization of capital gains resulting from possible changes in interest rates will not be a major consideration. Other than for tax purposes, frequency of portfolio turnover generally will not be a limiting factor if the Fund considers it advantageous to purchase or sell securities. The Fund anticipates that its annual portfolio turnover rate normally will be less than 200%. A high rate of portfolio turnover involves correspondingly greater brokerage commission expenses or dealer costs than a lower rate, which expenses and costs must be borne by the Fund and its shareholders. High portfolio turnover may also result in the realization of substantial net short-term capital gains and any distributions resulting from such gains will be taxable. See "Tax Status" in this Prospectus and "Investment Policies and Restrictions" in the Statement of Additional Information.

  At times, conditions in the markets for New Jersey municipal securities may, in the Adviser's judgment, make pursuing the Fund's basic investment strategy inconsistent with the best interests of its shareholders. At such times, the Adviser may use alternative strategies primarily designed to reduce fluctuations in the value of the Fund's assets. In implementing these "defensive" strategies, the Fund may invest to a substantial degree in high-quality, short-term New Jersey municipal obligations. If these high-quality, short-term New Jersey municipal obligations are not available or, in the Adviser's judgment, do not afford sufficient protection against adverse market conditions, the Fund may invest in high-quality municipal securities of issuers other than issuers of New Jersey municipal securities. Furthermore, if such high-quality municipal securities are not available or, in the Adviser's judgment do not afford sufficient protection against adverse market conditions, the Fund may invest in taxable obligations. Such taxable obligations may include: obligations of the U.S. Government, its agencies or instrumentalities; other debt securities rated within the four highest categories by either S&P or Moody's (or comparably rated by another NRSRO); commercial paper rated in the highest grade by either rating service (or comparably rated by another NRSRO); certificates of deposit and bankers' acceptances; repurchase agreements with respect to any of the foregoing investments; or any other fixed-income securities that the Adviser considers consistent with such strategy. To the extent that the Fund invests a substantial portion of its assets in municipal securities other than New Jersey municipal securities or in taxable securities for temporary defensive purposes, the Fund will not be invested in a manner primarily designed to achieve a high level of current income exempt from federal income tax and New Jersey gross income tax. In addition, under New Jersey tax law, to qualify as a "qualified investment fund", at the close of each quarter the Fund must have not less than 80% of the aggregate principal amount of all of its investments, excluding certain investments, in New Jersey municipal securities, or any other obligations the interest or gains on which is exempt from New Jersey gross income tax. See "Tax Status -- New Jersey Taxation."

------------------------------------------------------------------------------
MUNICIPAL SECURITIES
------------------------------------------------------------------------------

  GENERAL. Municipal securities are obligations issued by or on behalf of states, territories or possessions of the United States, the District of Columbia and their political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of bond counsel or other counsel to the issuer of such securities is, at the time of issuance, exempt from federal income tax. New Jersey municipal securities are municipal securities the interest on which, in the opinion of bond counsel or other counsel to the issuers of such securities, is at the time of issuance exempt from New Jersey gross income tax. If it is determined that the interest on municipal securities is includable in gross income for federal income tax purposes or the interest on New Jersey municipal securities is not exempt from New Jersey gross income tax, the Fund may not qualify as a "qualified investment fund" under New Jersey tax law. See "Tax Status -- New Jersey Taxation." Under normal market conditions, at least 80% of the Fund's assets will be invested in New Jersey municipal securities. The policy stated in the foregoing sentence is a fundamental policy of the Fund and cannot be changed without approval of the shareholders of the Fund. Up to 20% of the Fund's assets may be invested in municipal securities that are subject to federal alternative minimum tax.

  The two principal classifications of municipal securities are "general obligation" and "revenue" securities. "General obligation" securities are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. "Revenue" securities are usually payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source. Industrial development bonds are usually revenue securities, the credit quality of which is normally directly related to the credit standing of the industrial user involved.

  Within these principal classifications of municipal securities, there are a variety of types of municipal securities, including fixed and variable rate securities, municipal notes, municipal leases, custodial receipts, participation certificates and derivative municipal securities the terms of which include elements of, or are similar in effect to, certain Strategic Transactions (as defined below) in which the Fund may engage. Variable rate securities bear rates of interest that are adjusted periodically according to formulae intended to reflect market rates of interest. The Fund may also invest in derivative variable rate securities such as inverse floaters whose rates vary inversely with changes in market rates of interest. When market rates of interest decrease, the change in value of such securities will have a positive effect on the net asset value of the Fund and when market rates of interest increase, the change in value of such securities will have a negative effect on the net asset value of the Fund. The extent of increases and decreases in the value of inverse floaters and the corresponding change to the net asset value of the Fund generally will be larger than comparable changes in the value of an equal principal amount of a fixed rate municipal security having similar credit quality, redemption provisions and maturity. The Fund will not invest more than 20% of its total assets in securities whose rates vary inversely with changes in market rates of interest.

  Municipal notes include tax, revenue and bond anticipation notes of short maturity, generally less than three years, which are issued to obtain temporary funds for various public purposes. Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities. Certain municipal lease obligations may include "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Custodial receipts are underwritten by securities dealers or banks and evidence ownership of future interest payments, principal payments or both on certain municipal securities. Participation certificates are obligations issued by state or local governments or authorities to finance the acquisition of equipment and facilities. They may represent participations in a lease, an installment purchase contract, or a conditional sales contract. Municipal securities may not be backed by the faith, credit and taxing power of the issuer. Other than as set forth above, there is no limitation with respect to the amount of the Fund's assets that may be invested in the foregoing types of municipal securities. Certain of the municipal securities in which the Fund may invest represent relatively recent innovations in the municipal securities markets and the markets for such securities may be less developed than the market for conventional fixed rate municipal securities. A more detailed description of the types of municipal securities in which the Fund may invest is included in the Statement of Additional Information.

  Under normal market conditions, longer term municipal securities generally provide a higher yield than shorter term municipal securities, and therefore the Fund generally expects to invest primarily in longer term municipal securities. The Fund will, however, invest in shorter term municipal securities when it believes market conditions warrant such investments. The net asset value of the Fund will change with changes in the value of its portfolio securities. Because the Fund will invest primarily in fixed income municipal securities, the net asset value of the Fund can be expected to change as general levels of interest rates fluctuate. When interest rates decline, the value of a portfolio invested in fixed income securities generally can be expected to rise. Conversely, when interest rates rise, the value of a portfolio invested in fixed income securities generally can be expected to decline. The prices of longer term municipal securities generally are more volatile with respect to changes in interest rates than the prices of shorter term municipal securities. Volatility may be greater during periods of general economic uncertainty.

  Although at least 80% of the municipal securities in which the Fund may invest will be rated investment grade at the time of investment, municipal securities, like other debt obligations, are subject to the risk of non-payment. The ability of issuers of municipal securities to make timely payments of interest and principal may be adversely impacted in general economic downturns and as relative governmental cost burdens are allocated and reallocated among federal, state and local governmental units. Such non-payment would result in a reduction of income to the Fund, and could result in a reduction in the value of the municipal securities experiencing non-payment and a potential decrease in the net asset value of the Fund.

  Up to 20% of the Fund's assets may be invested in municipal securities that are subject to federal alternative minimum tax. The Fund may not be a suitable investment for investors who are already subject to the federal alternative minimum tax or who would become subject to the federal alternative minimum tax as a result of an investment in the Fund. In addition, income earned or deemed to be earned with respect to the Fund's Strategic Transactions, if any, will be taxable. See "Tax Status."

  From time to time, proposals have been introduced before Congress that would have the effect of reducing or eliminating the federal tax exemption on municipal securities. If such a proposal were enacted, the ability of the Fund to pay tax exempt interest dividends might be adversely affected.

  LOWER GRADE MUNICIPAL SECURITIES. The Fund may invest up to 20% of its total assets in New Jersey municipal securities rated below investment grade (but not rated lower than B- by S&P, B3 by Moody's or an equivalent rating by another NRSRO) or in unrated municipal securities considered by the Adviser to be of comparable quality to such securities. Higher yields are generally available from municipal securities of such grade. With respect to such 20% of the Fund's total assets, the Fund has not established any limit on the percentage of its portfolio which may be invested in securities in any one rating category or comparable unrated securities.

  Investors should carefully consider the risks of owning shares of an investment company which invests in lower grade municipal securities before making an investment in the Fund. The higher yield on certain securities held by the Fund reflects a greater possibility that the financial condition of the issuer, or adverse changes in general economic conditions, or both, may impair the ability of the issuer to make payments of income and principal. See "Special Considerations Regarding the Fund."

  The Adviser seeks to minimize the risks involved in investing in lower grade municipal securities through diversification and careful investment analysis. To the extent that there is no established retail market for some of the lower grade municipal securities in which the Fund may invest, trading in such securities may be relatively inactive. The Adviser is responsible for determining the net asset value of the Fund, subject to the supervision of the Board of Trustees of the Trust. During periods of reduced market liquidity and in the absence of readily available market quotations for lower grade municipal securities held in the Fund's portfolio, the ability of the Adviser to value the Fund's securities becomes more difficult and the Adviser's use of judgment may play a greater role in the valuation of the Fund's securities due to the reduced availability of reliable objective data. The effects of adverse publicity and investor perceptions may be more pronounced for securities for which no established retail market exists as compared with the effects on securities for which such a market does exist. Further, the Fund may have more difficulty selling such securities in a timely manner and at their stated value than would be the case for securities for which an established retail market does exist. See "Special Considerations Regarding the Fund."

------------------------------------------------------------------------------
INVESTMENT PRACTICES
------------------------------------------------------------------------------

  In connection with the investment policies described above, the Fund also may engage in strategic transactions and purchase and sell securities on a "when issued" and "delayed delivery" basis. These investments entail risks. Strategic transactions generally will not be treated as investments in New Jersey municipal securities for purposes of the Fund's 80% investment policy with respect thereto.

  STRATEGIC TRANSACTIONS. The Fund may purchase and sell derivative instruments such as exchange-listed and over-the-counter put and call options on securities, financial futures, fixed-income indices and other financial instruments, purchase and sell financial futures contracts and enter into various interest rate transactions such as swaps, caps, floors or collars. Collectively, all of the above are referred to as "Strategic Transactions." Under current New Jersey tax law, the Fund may purchase and sell exchange listed and over-the-counter put and call options and purchase and sell financial futures. See "Tax Status -- New Jersey Taxation." The Fund also reserves the right to engage in swaps, caps, floors or collars. However, current New Jersey tax law may limit the Fund's ability to enter into such transactions. Strategic Transactions may be used to attempt to protect against possible changes in the market value of securities held in or to be purchased for the Fund's portfolio resulting from securities markets, to protect the Fund's unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes, to manage the effective maturity or duration of the Fund's portfolio, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. Any or all of these investment techniques may be used at any time and there is no particular strategy that dictates the use of one technique rather than another, as use of any Strategic Transaction is a function of numerous variables including market conditions. The ability of the Fund to utilize these Strategic Transactions successfully will depend on the Adviser's ability to predict pertinent market movements, which cannot be assured. The Fund will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments.

  Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Adviser's view as to certain market movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. Use of put and call options may result in losses to the Fund, force the sale of portfolio securities at inopportune times or for prices other than at current market values, limit the amount of appreciation the Fund can realize on its investments or cause the Fund to hold a security it might otherwise sell. The use of options and futures transactions entails certain other risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Fund creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Fund's position. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Fund might not be able to close out a transaction without incurring substantial losses, if at all. Although the contemplated use of these futures contracts and options thereon should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time they tend to limit any potential gain which might result from an increase in value of such position. Finally, the daily variation margin requirements for futures contracts would create a greater ongoing potential financial risk than would purchases of options, where the exposure is limited to the cost of the initial premium. Losses resulting from the use of Strategic Transactions would reduce net asset value, and possibly income, and such losses can be greater than if the Strategic Transactions had not been utilized. The Strategic Transactions that the Fund may use and some of their risks are described more fully in the Fund's Statement of Additional Information.

  Income earned or deemed to be earned by the Fund from, among other things, its Strategic Transactions and temporary defensive strategies, if any, will generally be taxable income of the Fund. See "Tax Status."

  "WHEN ISSUED" AND "DELAYED DELIVERY" TRANSACTIONS. The Fund may also purchase and sell municipal securities on a "when issued" and "delayed delivery" basis. No income accrues to the Fund on municipal securities in connection with such purchase transactions prior to the date the Fund actually takes delivery of such securities. These transactions are subject to market fluctuation; the value of the municipal securities at delivery may be more or less than their purchase price, and yields generally available on municipal securities when delivery occurs may be higher or lower than yields on the municipal securities obtained pursuant to such transactions. Because the Fund relies on the buyer or seller, as the case may be, to consummate the transaction, failure by the other party to complete the transaction may result in the Fund missing the opportunity of obtaining a price or yield considered to be advantageous. When the Fund is the buyer in such a transaction, however, it will maintain, in a segregated account with its custodian, cash or liquid securities having an aggregate value equal to the amount of such purchase commitments until payment is made. The Fund will make commitments to purchase municipal securities on such basis only with the intention of actually acquiring these securities, but the Fund may sell such securities prior to the settlement date if such sale is considered to be advisable. To the extent the Fund engages in "when issued" and "delayed delivery" transactions, it will do so for the purpose of acquiring securities for the Fund's portfolio consistent with the Fund's investment objectives and policies and not for the purposes of investment leverage. No specific limitation exists as to the percentage of the Fund's assets which may be used to acquire securities on a "when issued" or "delayed delivery" basis.

  RESTRICTED AND ILLIQUID SECURITIES. The Fund may invest up to 15% of its net assets in illiquid securities including securities the disposition of which is subject to substantial legal or contractual restrictions on resale and securities that are not readily marketable. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale.

  OTHER PRACTICES. The Fund may borrow amounts up to 5% of its net assets in order to pay for redemptions when liquidation of portfolio securities is considered disadvantageous or inconvenient and may pledge up to 10% of its net assets to secure such borrowings.

  Under normal market conditions, the fund will invest substantially all of its assets in New Jersey municipal securities. The Fund generally will not invest more than 25% of its total assets in any industry. Governmental issuers of municipal securities are not considered part of any "industry." However, municipal securities backed only by the assets and revenues of nongovernmental users may for this purpose be deemed to be issued by such nongovernmental users, and the 25% limitation would apply to such obligations. It is therefore possible that the Fund may invest more than 25% of its assets in a broader segment of the municipal securities market, such as revenue obligations of hospitals and other health care facilities, housing agency revenue obligations, or airport revenue obligations if the Adviser determines that the yields available from obligations in a particular segment of the market justifies the additional risks associated with a large investment in such segment. Although such obligations could be supported by the credit of governmental users, or by the credit of nongovernmental users engaged in a number of industries, economic, business, political and other developments generally affecting the revenues of such users (for example, proposed legislation or pending court decisions affecting the financing of such projects and market factors affecting the demand for their services or products) may have a general adverse effect on all municipal securities in such a market segment.

  From time to time, the Fund's investments may include securities as to which the Fund, by itself or together with other funds or accounts managed by the Adviser, holds a major portion or all of an issue of New Jersey municipal securities. Because there may be relatively few potential purchasers for such investments and, in some cases, there may be contractual restrictions on resales, the Fund may find it more difficult to sell such securities at a time when the Adviser believes it is advisable to do so.

  INVESTMENT RESTRICTIONS. The Fund is subject to certain investment restrictions which constitute fundamental policies. Fundamental policies cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities, as defined in the 1940 Act. See "Investment Policies and Restrictions" in the Statement of Additional Information.

  PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATION. The Adviser is responsible for decisions to buy and sell securities for the Fund, the selection of brokers and dealers to effect the transactions and the negotiation of prices and any brokerage commissions. The income securities in which the Fund invests are traded principally in the over-the-counter market. In the over-the-counter market, securities are generally traded on a net basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a mark-up to the dealer. Securities purchased in underwritten offerings generally include, in the price, a fixed amount of compensation for the managers, underwriters and dealers. The Fund may also purchase certain money market instruments directly from an issuer, in which case no commissions or discounts are paid. Purchases and sales of bonds on a stock exchange are effected through brokers who charge a commission for their services.

  The Adviser is responsible for effecting securities transactions of the Fund and will do so in a manner deemed fair and reasonable to shareholders of the Fund and not according to any formula. The Adviser's primary considerations in selecting the manner of executing securities transactions for the Fund will be prompt execution of orders, the size and breadth of the market for the security, the reliability, integrity and financial condition and execution capability of the firm, the size of and difficulty in executing the order, and the best net price. There are many instances when, in the judgment of the Adviser, more than one firm can offer comparable execution services. In selecting among such firms, consideration is given to those firms which supply research and other services in addition to execution services. However, it is not the policy of the Adviser, absent special circumstances, to pay higher commissions to a firm because it has supplied such services.

  In effecting purchases and sales of the Fund's portfolio securities, the Adviser and the Fund may place orders with and pay brokerage commissions to brokers, including brokers which may be affiliated with the Fund, the Adviser and the Distributor or dealers participating in the offering of the Fund's shares. In addition, in selecting among firms to handle a particular transaction, the Adviser and the Fund may take into account whether the firm has sold or is selling shares of the Fund. See "Portfolio Transactions and Brokerage Allocation" in the Statement of Additional Information for more information.

------------------------------------------------------------------------------
SPECIAL CONSIDERATIONS REGARDING THE FUND
------------------------------------------------------------------------------

  GENERAL. In normal circumstances, the Fund may invest up to 20% of its total assets in New Jersey municipal securities rated below investment grade (but not lower than B- by S&P, B3 by Moody's or an equivalent rating by another NRSRO) or in unrated New Jersey municipal securities considered by the Adviser to be of comparable quality to such securities. Investment in such lower grade municipal securities involves special risks as compared with investment in higher grade municipal securities. The market for lower grade municipal securities is considered to be less liquid than the market for investment grade municipal securities which may adversely affect the ability of the Fund to dispose of such securities in a timely manner at a price which reflects the value of such security in the Adviser's judgement. The market price for less liquid securities tends to be more volatile than the market price for more liquid securities. Illiquid securities and the absence of readily available market quotations with respect thereto may make the Adviser's valuation of such securities more difficult, and the Adviser's judgment may play a greater role in the valuation of the Fund's securities. Lower grade municipal securities generally involve greater credit risk than higher grade municipal securities and are more sensitive to adverse economic changes, significant increases in interest rates and individual issuer developments. Because issuers of lower grade municipal securities frequently choose not to seek a rating of their municipal securities, the Fund will rely more heavily on the Adviser's ability to determine the relative investment quality of such securities than if the Fund invested exclusively in higher grade municipal securities. The Fund may, if deemed appropriate by the Adviser, retain a security whose rating has been downgraded below B- by S&P, below B3 by Moody's or an equivalent rating by another NRSRO, or whose rating has been withdrawn. More detailed information concerning the risks associated with instruments in lower grade municipal securities is included in the Fund's Statement of Additional Information.

  The Fund may invest up to 20% of its total assets in derivative variable rate securities such as inverse floaters whose rates of interest vary inversely with changes in market rates of interest. When market rates of interest decrease, the change in value of such securities will have a positive effect on the net asset value of the Fund and when market rates of interest increase, the change in value of such securities will have a negative effect on the net asset value of the Fund. Investment in such securities involve special risks as compared to a fixed rate municipal security. The extent of increases and decreases in the value of inverse floaters and the corresponding change to per share net asset value of the Fund generally will be larger than comparable changes in the value of an equal principal amount of a fixed rate municipal security having similar credit quality, redemption provisions and maturity. The markets for inverse variable rate securities may be less developed than the market for conventional fixed rate municipal securities.

  SPECIAL CONSIDERATIONS REGARDING NEW JERSEY MUNICIPAL SECURITIES. Investors should be aware of certain factors that might affect the financial condition of the issuers of New Jersey municipal securities. New Jersey's economic base is diversified, consisting of a variety of manufacturing, construction and service industries, supplemented by rural areas with selective commercial agriculture. By the beginning of the national recession in 1990, construction activity had already been declining in New Jersey for nearly two years. The onset of recession caused an acceleration of New Jersey's job losses in construction and manufacturing, as well as an employment downturn in such previously growing sectors as wholesale trade, retail trade, finance, utilities and trucking and warehousing. Reflecting the downturn, the rate of unemployment in the State rose from a peacetime low of 3.6% during the first quarter of 1989 to a recessionary peak of 8.5% during 1992. Since then, the unemployment rate fell to an average of 6.4% in 1995 and 6.1% for the four month period from May 1996 through August 1996.

  New Jersey operates under an annual budget which is formulated and submitted for legislative approval by the Governor by the third Tuesday following the first meeting of the State Legislature in each year. After a process of legislative committee review, the budget, in the form of an appropriations bill, must be approved by the Senate and Assembly and must be approved and signed by the Governor before any expenditure may be made in a fiscal year. At the time of signing the bill, the Governor may revise the estimate of anticipated revenues and may delete or reduce appropriation items contained in the bill. Like any gubernatorial veto, that action may be reversed by a two-thirds vote of each House of the New Jersey Legislature. In addition to anticipated revenues, the appropriations act also provides for the appropriation of non-budgeted revenue to the extent such revenue may be received and permits the corresponding increase of appropriation balances from which expenditures may be made. New Jersey operates on a fiscal year beginning July 1 and ending June 30.

  On July 3, 1991, S&P downgraded New Jersey general obligation bonds to "AA+." On August 26, 1992, Moody's downgraded New Jersey general obligation bonds to "Aa1." The issuance of the $526,800,000 State of New Jersey General Obligation Bonds, Refunding Bonds (Series E) and $270,000,000 State of New Jersey General Obligation Bonds (Various Purposes), on May 1, 1996, was rated AA+ by S&P and Aa1 by Moody's. Local municipalities issuing New Jersey municipal securities, although impacted in general by the economic condition of the State, have credit ratings that are determined with reference to the economic condition of such local municipalities.

  Although revenue obligations of the State of New Jersey or its political subdivisions may be payable from a specific project or source, including lease rentals, there can be no assurance that future economic difficulties and the resulting impact on State and local government finances will not adversely affect the market value of the portfolio of the Fund or the ability of the respective obligors to make timely payments of principal and interest on such obligations.

  More detailed information concerning New Jersey municipal securities and the State of New Jersey is included in the Statement of Additional Information.

------------------------------------------------------------------------------
INVESTMENT ADVISORY SERVICES
------------------------------------------------------------------------------

  THE ADVISER. Van Kampen American Capital Investment Advisory Corp. (the "Adviser") is the investment adviser for the Fund. The Adviser is a wholly-owned subsidiary of Van Kampen American Capital, Inc. ("Van Kampen American Capital"). Van Kampen American Capital is a diversified asset management company with more than two million retail investor accounts, extensive capabilities for managing institutional portfolios, and more than $57 billion under management or supervision. Van Kampen American Capital's more than 40 open-end and 38 closed-end funds and more than 2,500 unit investment trusts are professionally distributed by leading financial advisers nationwide. Van Kampen American Capital Distributors, Inc. (the "Distributor"), the distributor of the Fund and sponsor of the funds mentioned above, is a wholly-owned subsidiary of Van Kampen American Capital.

  Van Kampen American Capital is a wholly-owned subsidiary of VK/AC Holding, Inc. VK/AC Holding, Inc. is a wholly-owned subsidiary of MSAM Holdings II, Inc. which, in turn, is a wholly-owned subsidiary of Morgan Stanley Group Inc. The Adviser's principal office is located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.

  Morgan Stanley Group Inc. and various of its directly or indirectly owned subsidiaries, including Morgan Stanley & Co. Incorporated, a registered broker-dealer and investment adviser, and Morgan Stanley International, are engaged in a wide range of financial services. Their principal businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring and other corporate finance advisory activities; merchant banking; stock brokerage and research services; asset management; trading of futures, options, foreign exchange, commodities and swaps (involving foreign exchange, commodities, indices and interest rates); real estate advice, financial and investing; and global custody, securities clearance services and securities lending.

  On February 5, 1997, Morgan Stanley Group Inc. and Dean Witter, Discover & Co. announced that they had entered into an Agreement and Plan of Merger to form Morgan Stanley, Dean Witter, Discover & Co. Subject to certain conditions being met, it is currently anticipated that the transaction will close in mid-1997. Thereafter, Van Kampen American Capital Investment Advisory Corp. will be an indirect subsidiary of Morgan Stanley, Dean Witter, Discover & Co.

  Dean Witter, Discover & Co. is a financial services company with three major businesses; full service brokerage, credit services and asset management.

  ADVISORY AGREEMENT. The business and affairs of the Fund will be managed under the direction of the Board of Trustees of the Trust, of which the Fund is a separate series. Subject to their authority, the Adviser and the respective officers of the Fund will supervise and implement the Fund's investment activities and will be responsible for overall management of the Fund's business affairs. The Fund will pay the Adviser a fee equal to a percentage of the average daily net assets of the Fund as follows:

               AVERAGE DAILY NET ASSETS                   % PER ANNUM
               ------------------------                  --------------
First $500 million.....................................  0.600 of 1.00%
Over $500 million......................................  0.500 of 1.00%

  Under its investment advisory agreement with the Adviser, the Fund has agreed to assume and pay the charges and expenses of the Fund's operation, including the compensation of the Trustees of the Trust (other than those who are affiliated persons, as defined in the 1940 Act, of the Adviser, the Distributor or Van Kampen American Capital), the charges and expenses of independent accountants, legal counsel, transfer agent (ACCESS Investor Services, Inc. ("ACCESS"), a wholly owned subsidiary of Van Kampen American Capital), or dividend disbursing agent and the custodian (including fees for safekeeping of securities), costs of calculating net asset value, costs of acquiring and disposing of portfolio securities, interest (if any) on obligations incurred by the Fund, costs of share certificates, membership dues in the Investment Company Institute or any similar organization, reports and notices to shareholders, costs of registering shares of the Fund under the federal securities laws, miscellaneous expenses and all taxes and fees to federal, state or other governmental agencies. The Adviser reserves the right in its sole discretion from time-to-time to waive all or a portion of its management fee or to reimburse the Fund for all or a portion of its other expenses.

  PERSONAL INVESTING POLICIES. The Fund and the Adviser have adopted Codes of Ethics designed to recognize the fiduciary relationship between the Fund and the Adviser and its employees. The Codes permit directors, trustees, officers and employees to buy and sell securities for their personal accounts subject to certain restrictions. Persons with access to certain sensitive information are subject to preclearance and other procedures designed to prevent conflicts of interest.

  PORTFOLIO MANAGEMENT. David C. Johnson, a Senior Vice President of the Adviser, supervises the Adviser's municipal securities practice area and coordinates the Adviser's investment policy regarding such securities. Mr. Johnson has been employed by the Adviser since April 1989. Timothy D. Haney, Assistant Vice President and municipal portfolio manager of the Adviser, has been primarily responsible for the day-to-day management of the Fund's portfolio since August 1995. From 1992 to 1995 Mr. Haney was employed by the Distributor as a unit trust bond buyer. Prior to 1992, Mr. Haney was employed by the Adviser as a municipal analyst.

------------------------------------------------------------------------------
ALTERNATIVE SALES ARRANGEMENTS
------------------------------------------------------------------------------

  The Alternative Sales Arrangements permit an investor to choose the method of purchasing shares that is more beneficial to the investor, taking into account the amount of the purchase, the length of time the investor expects to hold the shares, whether the investor wishes to receive dividends in cash or to reinvest them in additional shares of the Fund, and other circumstances. Investors should consider such factors together with the amount of sales charges and accumulated distribution and service fees with respect to each class of shares that may be incurred over the anticipated duration of their investment in the Fund.

  The Fund offers three classes of shares, designated Class A Shares, Class B Shares and Class C Shares. Shares of each class are offered at a price equal to their net asset value per share plus a sales charge which, at the election of the purchaser, may be imposed (a) at the time of purchase ("Class A Shares") or
(b) on a contingent deferred basis (Class A Share accounts over $1 million, "Class B Shares" and "Class C Shares"). Class A Share accounts over $1 million or otherwise subject to a contingent deferred sales charge ("CDSC"), Class B Shares and Class C Shares sometimes are referred to herein collectively as "Contingent Deferred Sales Charge Shares" or "CDSC Shares."

  The minimum initial investment with respect to each class of shares is $500. The minimum subsequent investment with respect to each class of shares is $25. It is presently the policy of the Distributor not to accept any order for Class B Shares in an amount of $500,000 or more and not to accept any order for Class C Shares in an amount of $1 million or more because it ordinarily will be more advantageous for an investor making such an investment to purchase Class A Shares.

  An investor should carefully consider the sales charges applicable to each class of shares and the estimated period of their investment to determine which class of shares is more beneficial for the investor to purchase. For example, investors who would qualify for a significant purchase price discount from the maximum sales charge on Class A Shares may determine that payment of such a reduced front-end sales charge is superior to electing to purchase Class B Shares or Class C Shares, each with no front-end sales charge but subject to a CDSC and a higher aggregate distribution and service fee. However, because initial sales charges are deducted at the time of purchase of Class A Share accounts under $1 million, a purchaser of such Class A Shares would not have all of his or her funds invested initially and, therefore, would initially own fewer shares than if Class B Shares or Class C Shares had been purchased. On the other hand, an investor whose purchase would not qualify for price discounts applicable to Class A Shares and intends to remain invested until after the expiration of the applicable CDSC may wish to defer the sales charge and have all his or her funds initially invested in Class B Shares or Class C Shares. If such an investor anticipates that he or she will redeem such shares prior to the expiration of the CDSC period applicable to Class B Shares, the investor may wish to acquire Class C Shares. Investors must weigh the benefits of deferring the sales charge and having all of their funds invested against the higher aggregate distribution and service fee applicable to Class B Shares and Class C Shares (discussed below).

  Each class of shares represents an interest in the same portfolio of investments of the Fund and has the same rights, except each class of shares (i) bears those distribution fees, service fees and administrative expenses applicable to the respective class of shares as a result of its sales arrangements, (ii) has exclusive voting rights with respect to those provisions of the Fund's Rule 12b-1 distribution plan which relate only to such class and
(iii) has a different exchange privilege. Generally, a class of shares subject to a higher ongoing distribution fee and service fee or subject to the conversion feature have a higher expense ratio and pay lower dividends than a class of shares subject to a lower ongoing distribution and service fee or not subject to the conversion feature. The per share net asset values of the different classes of shares are expected to be substantially the same; from time to time, however, the per share net asset values of the classes may differ. The net asset value per share of each class of shares of the Fund will be determined as described in this Prospectus under "Purchase of Shares -- Net Asset Value."

  The administrative expenses that may be allocated to a specific class of shares may consist of (i) ACCESS' expenses attributable to a specific class of shares, which expenses typically will be higher with respect to classes of shares subject to the conversion feature; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class;
(iii) Securities and Exchange Commission (the "SEC") registration fees incurred by a class of shares; (iv) the expense of administrative personnel and services as required to support the shareholders of a specific class; (v) Trustees' fees or expense incurred as a result of issues relating to one class of shares; (vi) accounting expenses relating solely to one class of shares; and (vii) any other incremental expenses subsequently identified that should be properly allocated to one or more classes of shares. All such expenses incurred by a class will be borne on a pro rata basis by the outstanding shares of such class. All allocations of administrative expenses to a particular class of shares will be limited to the extent necessary to preserve the Fund's qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code").

------------------------------------------------------------------------------
PURCHASE OF SHARES
------------------------------------------------------------------------------

  The Fund offers three classes of shares to the public on a continuous basis through the Distributor, as principal underwriter, which is located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181. Shares also are offered through members of the National Association of Securities Dealers, Inc. ("NASD") acting as securities dealers ("dealers") and through NASD members acting as brokers for investors ("brokers") or eligible non-NASD members acting as agents for investors ("financial intermediaries"). The Fund reserves the right to suspend or terminate the continuous public offering of its shares at any time and without prior notice.

  The Fund's shares are offered at the net asset value per share next computed after an investor places an order to purchase directly with the investor's broker, dealer or financial intermediary or directly with the Distributor plus any applicable sales charge. Sales personnel or brokers, dealers and financial intermediaries distributing the Fund's shares may receive different compensation for selling different classes of shares. It is the responsibility of the investor's broker, dealer or financial intermediary to transmit the order to the Distributor. Because the Fund generally will determine net asset value once each business day as of the close of business, purchase orders placed through an investor's broker, dealer or financial intermediary must be transmitted to the Distributor by such broker, dealer or financial intermediary prior to such time in order for the investor's order to be fulfilled on the basis of the net asset value to be determined that day. Any change in the purchase price due to the failure of the Distributor to receive a purchase order prior to such time must be settled between the investor and the broker, dealer or financial intermediary submitting the order.

  The Distributor may from time to time implement programs under which a broker, dealer or financial intermediary's sales force may be eligible to win nominal awards for certain sales efforts or under which the Distributor will reallow to any broker, dealer or financial intermediary that sponsors sales contests or recognition programs conforming to criteria established by the Distributor, or participates in sales programs sponsored by the Distributor, an amount not exceeding the total applicable sales charges on the sales generated by the broker, dealer or financial intermediary at the public offering price during such programs. Other programs provide, among other things and subject to certain conditions, for certain favorable distribution arrangements for shares of the Fund. Also, the Distributor in its discretion may from time to time, pursuant to objective criteria established by it, pay fees to, and sponsor business seminars for, qualifying brokers, dealers or financial intermediaries for certain services or activities which are primarily intended to result in sales of shares of the Fund. Fees may include payment for travel expenses, including lodging, incurred in connection with trips taken by invited registered representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature. In some instances additional compensation or promotional incentives may be offered to brokers, dealers or financial intermediaries that have sold or may sell significant amounts of shares during specified periods of time. The Distributor may provide additional compensation to Edward D. Jones & Co. or an affiliate thereof based on a combination of its sales of shares and increases in assets under management. Such payments to brokers, dealers and financial intermediaries for sales contests, other sales programs and seminars are made by the Distributor out of its own assets and not out of the assets of the Fund. Such fees paid for such services and activities with respect to the Fund will not exceed in the aggregate 1.25% of the average total daily net assets of the Fund on an annual basis. These programs will not change the price an investor pays for shares or the amount that the Fund will receive from such sale.

CLASS A SHARES

  The public offering price of Class A Shares is equal to the net asset value per share plus an initial sales charge which is a variable percentage of the offering price depending upon the amount of the sale. The table below shows total sales charges and dealer concessions reallowed to dealers and agency commissions paid to brokers with respect to sales of Class A Shares. The sales charge is allocated between the investor's broker, dealer or financial intermediary and the Distributor. As indicated previously, at the discretion of the Distributor, the entire sales charge may be reallowed to such broker, dealer or financial intermediary. The staff of the SEC has taken the position that dealers who receive 90% or more of the sales charge may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended.

SALES CHARGE TABLE

                                                                              DEALER
                                                                            CONCESSION
                                                                            OR AGENCY
                                           TOTAL SALES CHARGE               COMMISSION
                                   -----------------------------------    --------------
       SIZE OF TRANSACTION          PERCENTAGE OF      PERCENTAGE OF      PERCENTAGE OF
        AT OFFERING PRICE          OFFERING PRICE     NET ASSET VALUE     OFFERING PRICE
----------------------------------------------------------------------------------------
Less than $100,000...............       4.75%               4.99%              4.25%
$100,000 but less than
  $250,000.......................       3.75                3.90               3.25
$250,000 but less than
  $500,000.......................       2.75                2.83               2.25
$500,000 but less than
  $1,000,000.....................       2.00                2.04               1.75
$1,000,000 or more*..............          *                   *                  *
----------------------------------------------------------------------------------------

* No sales charge is payable at the time of purchase on investments of $1 million or more, although for such investments the Fund imposes a CDSC of 1.00% on redemptions made within one year of the purchase. A commission will be paid to brokers, dealers or financial intermediaries who initiate and are responsible for purchases of $1 million or more as follows: 1.00% on sales to $2 million, plus 0.80% on the next $1 million and 0.50% on the excess over $3 million. See "Purchase of Shares -- Deferred Sales Charge Alternatives" for additional information with respect to CDSC.

QUANTITY DISCOUNTS

  Investors purchasing Class A Shares may, under certain circumstances, be entitled to pay reduced sales charges. The circumstances under which such investors may pay reduced sales charges are described below.

  Investors, or their brokers, dealers or financial intermediaries, must notify the Fund whenever a quantity discount is applicable to purchases. Upon such notification, an investor will receive the lowest applicable sales charge. Quantity discounts may be modified or terminated at any time. For more information about quantity discounts, investors should contact their broker, dealer or financial intermediary or the Distributor.

  A person eligible for a reduced sales charge includes an individual, their spouse and children under 21 years of age and any corporation, partnership, or sole proprietorship which is 100% owned, either alone or in combination, by any of the foregoing; a trustee or other fiduciary of a single trust estate or a single fiduciary account; or a "company" as defined is section 2(a)(8) of the 1940 Act.

  As used herein, "Participating Funds" refers to all open-end investment companies advised by the Adviser or Van Kampen American Capital Asset Management, Inc. and distributed by the Distributor. Additional funds may be added from time to time as determined by the Fund's Board of Trustees as Participating Funds.

  VOLUME DISCOUNTS. The size of investment shown in the preceding sales charge table applies to the total dollar amount being invested by any person at any one time in Class A Shares of the Fund, or in any combination of shares of the Fund and shares of other Participating Funds, although other Participating Funds may have different sales charges.

  CUMULATIVE PURCHASE DISCOUNT. The size of investment shown in the preceding sales charge table may also be determined by combining the amount being invested in Class A Shares of the Fund with other shares of the Fund and shares of Participating Funds plus the current offering price of all shares of the Fund and other Participating Funds, which have been previously purchased and are still owned.

  LETTER OF INTENT. A Letter of Intent provides an opportunity for an investor to obtain a reduced sales charge by aggregating the amount being invested over a 13-month period to determine the sales charge as outlined in the preceding sales charge table. The size of investment shown in the preceding table includes the amount of intended purchases of Class A Shares of the Fund with other shares of the Fund and shares of the Participating Funds plus the value of all shares of the Fund and other Participating Funds previously purchased during such 13-month period and still owned. An investor may elect to compute the 13-month period starting up to 90 days before the date of execution of a Letter of Intent. Each investment made during the period receives the reduced sales charge applicable to the total amount of the investment goal. If trades not initially made under a Letter of Intent subsequently qualify for a lower sales charge through the 90-day back-dating provision, an adjustment will be made at the expiration of the Letter of Intent to give effect to the lower charge. If the goal is not achieved within the 13-month period, the investor must pay the difference between the sales charge applicable to the purchases made and the sales charges previously paid. When an investor signs a Letter of Intent, shares equal to at least 5% of the total purchase amount of the level selected will be restricted from sale or redemption by the investor until the Letter of Intent is satisfied or any additional sales charges have been paid; if the Letter of Intent is not satisfied by the investor and any additional sales charges are not paid, sufficient restricted shares will be redeemed by the Fund to pay such charges. Additional information is contained in the application accompanying this Prospectus.

OTHER PURCHASE PROGRAMS

  Purchasers of Class A Shares may be entitled to reduced initial sales charges in connection with unit investment trust reinvestment programs and purchases by registered representatives of selling firms or purchases by persons affiliated with the Fund or the Distributor. The Fund reserves the right to modify or terminate these arrangements at any time.

  UNIT INVESTMENT TRUST REINVESTMENT PROGRAMS. The Fund permits unitholders of unit investment trusts to reinvest distributions from such trusts in Class A Shares of the Fund at net asset value with no minimum initial or subsequent investment requirement if the administrator of an investor's unit investment trust program meets certain uniform criteria relating to cost savings by the Fund and the Distributor. The total sales charge for all other investments made from unit trust distributions will be 1.00% of the offering price (1.01% of net asset value). Of this amount, the Distributor will pay to the broker, dealer or financial intermediary, if any, through which such participation in the qualifying program was initiated 0.50% of the offering price as a dealer concession or agency commission. Persons desiring more information with respect to this program, including the applicable terms and conditions thereof, should contact their broker, dealer, financial intermediary or the Distributor.

  The administrator of such a unit investment trust must have an agreement with the Distributor pursuant to which the administrator will (1) submit a single bulk order and make payment with a single remittance for all investments in the Fund during each distribution period by all investors who choose to invest in the Fund through the program and (2) provide ACCESS with appropriate backup data for each participating investor in a computerized format fully compatible with ACCESS' processing system.

  As further requirements for obtaining these special benefits, the Fund also requires that all dividends and other distributions by the Fund be reinvested in additional shares without any systematic withdrawal program. There will be no minimum for reinvestments from unit investment trusts. The Fund will send account activity statements to such participants on a monthly basis only, even if their investments are made more frequently. The Fund reserves the right to modify or terminate this program at any time.

  NAV PURCHASE OPTIONS. Class A Shares of the Fund may be purchased at net asset value, upon written assurance that the purchase is made for investment purposes and that the shares will not be resold except through redemption by the Fund, by:

  (1) Current or retired trustees or directors of funds advised by the Adviser or Van Kampen American Capital Asset Management, Inc. and such persons' families and their beneficial accounts.

  (2) Current or retired directors, officers and employees of Morgan Stanley Group Inc. and any of its subsidiaries, employees of an investment subadviser to any fund described in (1) above or an affiliate of such subadviser; and such persons' families and their beneficial accounts.

  (3) Directors, officers, employees and registered representatives of financial institutions that have a selling group agreement with the Distributor and their spouses and children under 21 years of age when purchasing for any accounts they beneficially own, or, in the case of any such financial institution, when purchasing for retirement plans for such institution's employees.

  (4) Registered investment advisers, trust companies and bank trust departments investing on their own behalf or on behalf of their clients provided that the aggregate amount invested in Class A Shares of the Fund alone, or any combination of shares of the Fund and shares of other Participating Funds as described herein under "Purchase of Shares -- Class A Shares -- Quantity Discounts," during the 13-month period commencing with the first investment pursuant hereto equals at least $1 million. The Distributor may pay brokers, dealers or financial intermediaries through which purchases are made an amount up to 0.50% of the amount invested, over a 12-month period following such transaction.

  (5) Trustees and other fiduciaries purchasing shares for retirement plans of organizations with retirement plan assets of $3 million or more and which invest in multiple fund families through national wirehouse alliance programs.

  (6) Accounts as to which a broker, dealer or financial intermediary charges an account management fee ("wrap accounts"), provided the broker, dealer or financial intermediary has a separate agreement with the Distributor.

  (7) Investors purchasing shares of the Fund with redemption proceeds from other mutual fund complexes on which the investor has paid a front-end sales charge or was subject to a deferred sales charge, whether or not paid, if such redemption has occurred no more than 30 days prior to such purchase.

  (8) Trusts created under pension, profit sharing or other employee benefit plans qualified under Section 401(a) of the Code, or custodial accounts held by a bank created pursuant to Section 403(b) of the Code and sponsored by non-profit organizations defined under Section 501(c)(3) of the Code and assets held by an employer or trustee in connection with an eligible deferred compensation plan under Section 457 of the Code. Such plans will qualify for purchases at net asset value provided, for plans initially establishing accounts with the Distributor in the Participating Funds after February 1, 1997, that (1) the initial amount invested in the Participating Funds is at least $500,000 or (2) such shares are purchased by an employer sponsored plan with more than 100 eligible employees. Such plans that have been established with a Participating Fund or have received proposals from the Distributor prior to February 1, 1997 based on net asset value purchase privileges previously in effect will be qualified to purchase shares of the Participating Funds at net asset value for accounts established on or before

      May 1, 1997. Section 403(b) and similar accounts for which Van Kampen American Capital Trust Company served as custodian will not be eligible for net asset value purchases based on the aggregate investment made by the plan or the number of eligible employees, except under certain uniform criteria established by the Distributor from time to time. Prior to February 1, 1997, a commission will be paid to authorized dealers who initiate and are responsible for such purchases within a rolling twelve-month period as follows: 1.00% on sales to $5 million, plus 0.50% on the next $5 million and 0.25% on the excess over $10 million. For purchases on February 1, 1997 and thereafter, a commission will be paid as follows: 1.00% on sales to $2 million, plus 0.80% on the next $1 million, plus 0.50% on the next $47 million and 0.25% on the excess over $50 million.

  (9) Individuals who are members of a "qualified group". For this purpose, a qualified group is one which (i) has been in existence for more than six months, (ii) has a purpose other than to acquire shares of the Fund or similar investments, (iii) has given and continues to give its endorsement or authorization, on behalf of the group, for purchase of shares of the Fund and other Participating Funds, (iv) has a membership that the authorized dealer can certify as to the group's members and (v) satisfies other uniform criteria established by the Distributor for the purpose of realizing economics of scale in distributing such shares. A qualified group does not include one whose sole organizational nexus, for example, is that its participants are credit card holders of the same institution, policy holders of an insurance company, customers of a bank or broker-dealer, clients of an investment adviser or other similar groups. Shares purchased in each group's participants account in connection with this privilege will be subject to a CDSC of 1.00% in the event of redemption within one year of purchase, and a commission will be paid to authorized dealers who initiate and are responsible for such sales to each individual as follows: 1.00% on sales to $2 million, plus 0.80% on the next $1 million and 0.50% on the excess over $3 million.

The term "families" includes a person's spouse, children under 21 years of age and grandchildren, parents, and a person's spouse's parents.

  Purchase orders made pursuant to clause (4) may be placed either through authorized brokers, dealers or financial intermediaries as described above or directly with ACCESS, the investment adviser, trust company or bank trust department, provided that ACCESS receives federal funds for the purchase by the close of business on the next business day following acceptance of the order. An authorized broker, dealer or financial intermediary may charge a transaction fee for placing an order to purchase shares pursuant to this provision or for placing a redemption order with respect to such shares. The Fund may terminate, or amend the terms of, offering shares of the Fund at net asset value to such groups at any time.

DEFERRED SALES CHARGE ALTERNATIVE

  Investors choosing the deferred sales charge alternative may purchase Class A Shares in an amount of $1 million or more, Class B Shares or Class C Shares. The public offering price of a CDSC Share is equal to the net asset value per share without the imposition of a sales charge at the time of purchase. CDSC Shares are sold without an initial sales charge so that the Fund may invest the full amount of the investor's purchase payment. The Distributor will compensate brokers, dealers and financial intermediaries participating in the continuous public offering of the CDSC Shares out of its own assets, and not out of assets of the Fund, as a percentage rate of the dollar value of the CDSC Shares purchased from the Fund by such brokers, dealers and financial intermediaries which percentage rate will be equal to (i) with respect to Class A Shares, 1.00% on sales to $2 million, plus 0.80% on the next $1 million and 0.50% on the excess over $3 million; (ii) 4.00% with respect to Class B Shares; and (iii) 1.00% with respect to Class C Shares. Such compensation will not change the price an investor will pay for CDSC Shares or the amount that the Fund will receive from such sale.

  CDSC Shares redeemed within a specified period of time generally will be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. The amount of the CDSC will vary depending on (i) the class of CDSC Shares to which such shares belong and (ii) the number of years from the time of payment for the purchase of the CDSC Shares until the time of their redemption. The charge will be assessed on an amount equal to the lesser of the then current market value or the original purchase price of the CDSC Shares being redeemed. Accordingly, no sales charge will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on CDSC Shares derived from reinvestment of dividends or capital gains distributions. Solely for purposes of determining the number of years from the time of any payment for the purchases of CDSC Shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month.

  Proceeds from the CDSC and the distribution fee applicable to a class of CDSC Shares are paid to the Distributor and are used by the Distributor to defray its expenses related to providing distribution related services to the Fund in connection with the sale of shares of such class of CDSC Shares, such as the payment of compensation to selected dealers and agents and for selling such shares. The combination of the CDSC and the distribution fee facilitates the ability of the Fund to sell such CDSC Shares without a sales charge being deducted at the time of purchase.

  In determining whether a CDSC is applicable to a redemption of CDSC Shares, it will be assumed that the redemption is made first of any CDSC Shares acquired pursuant to reinvestment of dividends or distributions, second of CDSC Shares that have been held for a sufficient period of time such that the CDSC no longer is applicable to such shares, third of Class A Shares in the shareholder's Fund account that have converted from Class B Shares or Class C Shares, if any, and fourth of

CDSC Shares held longest during the period of time that a CDSC is applicable to such CDSC Shares. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase.

  To provide an example, assume an investor purchased 100 Class B Shares at $10 per share (at a cost of $1,000) and in the second year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional Class B Shares upon dividend reinvestment. If at such time the investor makes his first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to charge because of dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.75% (the applicable rate in the second year after purchase).

  CLASS A SHARE PURCHASES OF $1 MILLION OR MORE. No sales charge is payable at the time of purchase on investments in Class A Shares of $1 million or more, although for such investments the Fund imposes a CDSC of 1.00% on redemptions made within one year of the purchase. A commission will be paid to dealers who initiate and are responsible for purchases of $1 million or more as follows:
1.00% on sales to $2 million, plus 0.80% on the next $1 million and 0.50% on the excess over $3 million.

  CLASS B SHARES. Class B Shares redeemed within seven years of purchase generally will be subject to a CDSC at the rates set forth below, charged as a percentage of the dollar amount subject thereto:

                                                        CONTINGENT DEFERRED
                                                         SALES CHARGE AS A
                                                           PERCENTAGE OF
                                                           DOLLAR AMOUNT
                 YEAR SINCE PURCHASE                     SUBJECT TO CHARGE
                 -------------------                    -------------------
      First..........................................          4.00%
      Second.........................................          3.75%
      Third..........................................          3.50%
      Fourth.........................................          2.50%
      Fifth..........................................          1.50%
      Sixth..........................................          1.00%
      Seventh and after..............................          0.00%

  The CDSC generally is waived on redemptions of Class B Shares made pursuant to the Systematic Withdrawal Plan. See "Shareholder Services -- Systematic Withdrawal Plan."

  CLASS C SHARES. Class C Shares redeemed within the first 12 months of purchase generally will be subject to a CDSC of 1.00% of the dollar amount subject thereto. Class C Shares redeemed thereafter will not be subject to a CDSC.

  CONVERSION FEATURE. Class B Shares purchased on or after June 1, 1996 and any dividend reinvestment plan shares received thereon, automatically convert to Class A Shares eight years after the end of the calendar month in which the shares were purchased. Class B Shares purchased before June 1, 1996, and any dividend reinvestment plan shares received thereon, automatically convert to Class A Shares seven years after the end of the calendar month in which the shares were purchased. Class C Shares purchased before January 1, 1997, and any dividend reinvestment plan shares received thereon, automatically convert to Class A Shares ten years after the end of the calendar month in which such shares were purchased. Such conversion will be on the basis of the relative net asset values per share, without the imposition of any sales load, fee or other charge.

  The conversion of such shares to Class A Shares is subject to the continuing availability of an opinion of counsel to the effect that (i) the assessment of the higher distribution and service fees and ACCESS costs with respect to such shares does not result in the Fund's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) that the conversion of such shares does not constitute a taxable event under federal income tax law. The conversion may be suspended if such an opinion is no longer available and such shares might continue to be subject to the higher aggregate fees applicable to such class of shares for an indefinite period.

  WAIVER OF CONTINGENT DEFERRED SALES CHARGE. The CDSC is waived on redemptions of Class B Shares and Class C Shares (i) following the death or disability (as defined in the Code) of a shareholder, (ii) in connection with required minimum distributions from an IRA or other retirement plan, (iii) pursuant to the Fund's systematic withdrawal plan but limited to 12% annually of the initial value of the account and (iv) effected pursuant to the right of the Fund to liquidate a shareholder's account as described herein under "Redemption of Shares." The CDSC also is waived on redemptions of Class C Shares as it relates to the reinvestment of redemption proceeds in shares of the same class of the Fund within 120 days after redemption. See "Shareholder Services" and "Redemption of Shares" for further discussion of the waiver provisions.

NET ASSET VALUE

  The net asset value per share of the Fund will be determined separately for each class of shares. The net asset value per share of a given class of shares of the Fund is determined by calculating the total value of the Fund's assets attributable to such class of shares, deducting its total liabilities attributable to such class of shares, and dividing the result by the number of shares of such class outstanding. The net asset value for the Fund is computed once daily as of 5:00 p.m. Eastern time Monday through Friday, except on customary business holidays, or except on any day on which no purchase or redemption orders are received, or there is not a sufficient degree of trading in the Fund's portfolio securities such that the Fund's net asset value per share might be materially affected. The Fund reserves the right to calculate the net asset value and to adjust the public offering price based thereon more frequently than once a day if deemed desirable. The net asset value per share of the different class of shares are expected to be substantially the same; from time to time, however, the per share net asset value of the different class of shares may differ.

  Portfolio securities are valued by using market quotations, prices provided by market makers or estimates of market values obtained from yield data relating to instruments or securities with similar characteristics in accordance with procedures established in good faith by the Board of Trustees of the Trust, of which the Fund is a series. Securities with remaining maturities of 60 days or less are valued at amortized cost when amortized cost is determined in good faith by or under the direction of the Board of Trustees of the Trust to be representative of the fair value at which it is expected such securities may be resold. Any securities or other assets for which current market quotations are not readily available are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Board of Trustees of the Trust.

------------------------------------------------------------------------------
SHAREHOLDER SERVICES
------------------------------------------------------------------------------

  The Fund offers a number of shareholder services designed to facilitate investment in its shares at little or no extra cost to the investor. Below is a description of such services. Unless otherwise described below, each of these services may be modified or terminated by the Fund at any time.

  INVESTMENT ACCOUNT. ACCESS, transfer agent for the Fund and a wholly-owned subsidiary of Van Kampen American Capital, performs bookkeeping, data processing and administration services related to the maintenance of shareholder accounts. Each shareholder has an investment account under which shares are held by ACCESS. Except as described in this Prospectus, after each share transaction in an account, the shareholder receives a statement showing the activity in the account. Each shareholder will receive statements at least quarterly from ACCESS showing any reinvestments of dividends and capital gains distributions and any other activity in the account since the preceding statement. Such shareholders also will receive separate confirmations for each purchase or sale transaction other than reinvestment of dividends and capital gains distributions and systematic purchases or redemptions. Additions to an investment account may be made at any time by purchasing shares through authorized brokers, dealers or financial intermediaries or by mailing a check directly to ACCESS.

  SHARE CERTIFICATES. Generally, the Fund will not issue share certificates. However, upon written or telephone request to the Fund, a share certificate will be issued, representing shares (with the exception of fractional shares) of the Fund. A shareholder will be required to surrender such certificates upon redemption thereof. In addition, if such certificates are lost the shareholder must write to Van Kampen American Capital Funds, c/o ACCESS, P.O. Box 418256, Kansas City, MO

64141-9256, requesting an "affidavit of loss" and to obtain a Surety Bond in a form acceptable to ACCESS. On the date the letter is received ACCESS will calculate a fee for replacing the lost certificate equal to no more than 2.00% of the net asset value of the issued shares and bill the party to whom the replacement certificate was mailed.

  REINVESTMENT PLAN. A convenient way for investors to accumulate additional shares is by accepting dividends and capital gains distributions in shares of the Fund. Such shares are acquired at net asset value per share (without sales charge) on the record date of such dividend or distribution. Unless the shareholder instructs otherwise, the reinvestment plan is automatic. This instruction may be made by telephone by calling (800) 421-5666 ((800) 421-2833 for the hearing impaired) or in writing to ACCESS. The investor may, on the initial application or prior to any declaration, instruct that dividends be paid in cash and capital gains distributions be reinvested at net asset value, or that both dividends and capital gains distributions be paid in cash. For further information, see "Distributions from the Fund."

  AUTOMATIC INVESTMENT PLAN. An automatic investment plan is available under which a shareholder can authorize ACCESS to charge a bank account on a regular basis to invest pre-determined amounts in the Fund. Additional information is available from the Distributor or authorized brokers, dealers or financial intermediaries.

  DIVIDEND DIVERSIFICATION. A shareholder may, upon written request or by completing the appropriate section of the application form accompanied by this Prospectus or by calling (800) 421-5666 ((800) 421-2833 for the hearing impaired), elect to have all dividends and other distributions paid on a class of shares of the Fund invested into shares of the same class of any other Participating Fund, Tax Free Money Fund or Reserve Fund so long as a pre-existing account for such class of shares exists for such shareholder.

  If the qualified pre-existing account does not exist, the shareholder must establish a new account subject to minimum investment and other requirements of the fund into which distributions would be invested. Distributions are invested into the selected fund at its net asset value as of the payable date of the distribution only if shares of such selected fund have been registered for sale in the investor's state.

  EXCHANGE PRIVILEGE. Shares of the Fund may be exchanged with shares of another Participating Fund subject to certain limitations. Before effecting an exchange, shareholders in the Fund should obtain and read a current prospectus of the fund into which the exchange is to be made. SHAREHOLDERS MAY ONLY EXCHANGE INTO SUCH OTHER FUNDS AS ARE LEGALLY AVAILABLE FOR SALE IN THEIR STATE.

  To be eligible for exchange, shares of the Fund must have been registered in the shareholder's name for at least 30 days prior to an exchange. Shares of the Fund registered in a shareholder's name for less than 30 days may only be exchanged upon receipt of prior approval of the Adviser. Under normal circumstances, it is the policy of the Adviser not to approve such requests.

  Class A Shares of Van Kampen American Capital funds that generally impose an initial sales charge are not subject to any sales charge upon exchange into the Fund. Class A Shares of Van Kampen American Capital funds that generally do not impose an initial sales charge are subject to the appropriate sales charge applicable to Class A Shares of the Fund.

  No sales charge is imposed upon the exchange of a Class B Shares or Class C Shares. The CDSC schedule and conversion schedule applicable to a Class B Share or Class C Share acquired through the exchange privilege is determined by reference to the Van Kampen American Capital fund from which such share originally was purchased. The holding period of a Class B Share or Class C Share acquired through the exchange privilege is determined by reference to the date such share originally was purchased from a Van Kampen American Capital fund.

  Exchanges of shares are sales and may result in a gain or loss for federal income tax purposes. If the shares exchanged have been held for less than 91 days, the sales charge paid on such shares is not included in the tax basis of the exchanged shares, but is carried over and included in the tax basis of the shares acquired.

  A shareholder wishing to make an exchange may do so by sending a written request to ACCESS or by contacting the telephone transaction line at (800) 421-5684 ((800) 421-2833 for the hearing impaired). A shareholder automatically has telephone exchange privileges unless otherwise designated in the application form accompanied by this Prospectus. The exchange will take place at the relative net asset values of the shares next determined after receipt of such request with adjustment for any additional sales charge. Any shares exchanged begin earning dividends on the next business day after the exchange is affected. Van Kampen American Capital and its subsidiaries, including ACCESS (collectively, "VKAC"), and the Fund employ procedures considered by them to be reasonable to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting upon telephone instructions, tape recording telephone communications, and providing written confirmation of instructions communicated by telephone. If reasonable procedures are employed, a shareholder agrees that neither VKAC nor the Fund will be liable for following telephone instructions which it reasonably believes to be genuine. VKAC and the Fund may be liable for any losses due to unauthorized or fraudulent instructions if reasonable procedures are not followed. Exchanges are effected at the net asset value per share next calculated after the request is received in good order with adjustment for any additional sales charges. If the exchanging shareholder does not have an account in the fund whose shares are being acquired, a new account will be established with the same registration, dividend and capital gains options (except dividend diversification options) and broker, dealer or financial intermediary of record as the account from which shares are exchanged, unless otherwise specified by the shareholder. In order to establish a systematic withdrawal plan for the new account or reinvest dividends from the new account into another fund, an exchanging shareholder must file a specific written request. The Fund reserves the right to reject any order to acquire shares through exchange. In addition, the Fund may modify, restrict or terminate the exchange privilege at any time on 60 days' notice to its shareholders of any termination or material amendment.

  A prospectus of any of these mutual funds may be obtained from any broker, dealer or financial intermediary or the Distributor. An investor considering an exchange to one of such funds should refer to the prospectus for additional information regarding such fund prior to investing.

  SYSTEMATIC WITHDRAWAL PLAN. Any investor whose shares in a single account total $10,000 or more at the offering price next computed after receipt of instructions may establish a monthly, quarterly, semi-annual or annual withdrawal plan. Any investor whose shares in a single account total $5,000 or more at the offering price next computed after receipt of instructions may establish a quarterly, semi-annual or annual or annual withdrawal plan. This plan provides for the orderly use of the entire account, not only the income but also the capital, if necessary. Each withdrawal constitutes a redemption of shares on which taxable gain or loss will be recognized. The plan holder may arrange for monthly, quarterly, semi-annual, or annual checks in any amount not less than $25.

  Holders of Class B Shares and Class C Shares who establish a withdrawal plan may redeem up to 12% annually of the shareholder's initial account balance without incurring a contingent deferred sales charge. Initial account balance means the amount of the shareholder's investment at the time the election to participate in the plan is made.

  Under the plan, sufficient shares of the Fund are redeemed to provide the amount of the periodic withdrawal payment. Dividends and capital gains distributions on shares held under the plan are reinvested in additional shares at the next determined net asset value. If periodic withdrawals continuously exceed reinvested dividends and capital gains distributions, the shareholder's original investment will be correspondingly reduced and ultimately exhausted. Withdrawals made concurrently with purchases of additional shares ordinarily will be disadvantageous to the shareholder because of the duplication of sales charges. The Fund reserves the right to amend or terminate the systematic withdrawal program on thirty days' notice to its shareholders.

  CHECK WRITING PRIVILEGE. Holders of Class A Shares of the Fund for which certificates have not been issued and which are in a non-escrow status may appoint ACCESS as agent by completing the Authorization for Redemption by Check Form and the appropriate section of the application and returning the form and the application to ACCESS. Once the form is properly completed, signed and returned to the agent, a supply of checks drawn on State Street Bank and Trust Company ("State Street Bank") will be sent to such shareholder. These checks may be made payable by the holder of Class A Shares to the order of any person in any amount of $100 or more.

  When a check is presented to State Street Bank for payment, full and fractional Class A Shares required to cover the amount of the check are redeemed from the shareholder's account by ACCESS at the next determined net asset value. Check writing redemptions represent the sale of Class A Shares. Any gain or loss realized on the sale of Class A Shares is a taxable event. See "Redemption of Shares."

  Checks will not be honored for redemption of Class A Shares held less than 15 calendar days, unless such Class A Shares have been paid for by bank wire. Any Class A Shares for which there are outstanding certificates may not be redeemed by check. If the amount of the check is greater than the proceeds of all uncertificated shares held in the shareholder's Class A Share account, the check will be returned and the shareholder may be subject to additional charges. Holders of Class A Shares may not liquidate the entire account by means of a check. The check writing privilege may be terminated or suspended at any time by the Fund or State Street Bank. Retirement plans and accounts that are subject to backup withholding are not eligible for the privilege. A "stop payment" system is not available on these checks. See the Statement of Additional Information for further information regarding the establishment of the privilege.

  AUTOMATED CLEARING HOUSE ("ACH") DEPOSITS. Holders of Class A Shares can use ACH to have redemption proceeds deposited electronically into their bank accounts. Redemptions transferred to a bank account via the ACH plan are available to be credited to the account on the second business day following normal payment. In order to utilize this option, the shareholder's bank must be a member of Automated Clearing House. In addition, the shareholder must fill out the appropriate section of the account application. The shareholder must also include a voided check or deposit slip from the bank account into which redemptions are to be deposited together with the completed application. Once ACCESS has received the application and the voided check or deposit slip, such shareholder's designated bank account, following any redemption, will be credited with the proceeds of such redemption. Once enrolled in the ACH plan, a shareholder may terminate participation at any time by writing ACCESS.

------------------------------------------------------------------------------
REDEMPTION OF SHARES
------------------------------------------------------------------------------

  Shareholders may redeem for cash some or all of their shares without charge by the Fund (other than, with respect to CDSC Shares, the applicable contingent deferred sales charge) at any time by sending a written request in proper form directly to ACCESS, P. O. Box 418256, Kansas City, Missouri 64141-9256, by placing the redemption request through an authorized dealer or by calling the Fund.

  WRITTEN REDEMPTION REQUESTS. In the case of redemption requests sent directly to ACCESS, the redemption request should indicate the number of shares to be redeemed, the class designation of such shares, the account number and be signed exactly as the shares are registered. Signatures must conform exactly to the account registration. If the proceeds of the redemption would exceed $50,000, or if the proceeds are not to be paid to the record owner at the record address, or if the record address has changed within the previous 30 days, signature(s) must be guaranteed by one of the following: a bank or trust company; a broker-dealer; a credit union; a national securities exchange, registered securities association or clearing agency; a savings and loan association; or a federal savings bank. If certificates are held for the shares being redeemed, such certificates must be endorsed for transfer or accompanied by an endorsed stock power and sent with the redemption request. In the event the redemption is requested by a corporation, partnership, trust, fiduciary, executor or administrator, and the name and title of the individual(s) authorizing such redemption is not shown in the account registration, a copy of the corporate resolution or other legal documentation appointing the authorized signer and certified within the prior 60 days must accompany the redemption request. The redemption price is the net asset value per share next determined after the request is received by ACCESS in proper form. Payment for shares redeemed (less any sales charge, if applicable) will ordinarily be made by check mailed within three business days after acceptance by ACCESS of the request and any other necessary documents in proper order. Such payments may be postponed or the right of redemption suspended as provided by the rules of the SEC. If the shares to be redeemed have been recently purchased by check, ACCESS may delay mailing a redemption check until it confirms that the purchase check has cleared, usually a period of up to 15 days. Any gain or loss realized on the redemption of shares is a taxable event.

  DEALER REDEMPTION REQUESTS. Shareholders may sell shares through their securities dealer, who will telephone the request to the Distributor. Orders received from dealers must be at least $500 unless transmitted via the FUNDSERV network. The redemption price for such shares is the net asset value next calculated after an order is received by a dealer provided such order is transmitted to the Distributor prior to the Distributor's close of business on such day. It is the responsibility of dealers to transmit redemption requests received by them to the Distributor so they will be received prior to such time. Any change in the redemption price due to failure of the Distributor to receive a sell order prior to such time must be settled between the shareholder and dealer. Shareholders must submit a written redemption request in proper form (as described above under "Written Redemption Requests") to the dealer within three business days after calling the dealer with the sell order. Payment for shares redeemed (less any sales charge, if applicable) will ordinarily be made by check mailed within three business days to the dealer.

  TELEPHONE REDEMPTION REQUESTS. The Fund permits redemption of shares by telephone and for redemption proceeds to be sent to the address of record for the account or to the bank account of record as described below. To establish such privilege, a shareholder must complete the appropriate section of the application accompanying this Prospectus or call the Fund at (800) 421-5666 ((800) 421-2833 for the hearing impaired) to request that a copy of the Telephone Redemption Authorization form be sent to them for completion. To redeem shares, contact the telephone transaction line at (800) 421-5684. VKAC and the Fund employ procedures considered by them to be reasonable to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting upon telephone instructions, tape recording telephone communications, and providing written confirmation of instructions communicated by telephone. If reasonable procedures are employed, a shareholder agrees that neither VKAC nor the Fund will be liable for following instructions which it reasonably believes to be genuine. VKAC and the Fund may be liable for any losses due to unauthorized or fraudulent instructions if reasonable procedures are not followed. Telephone redemptions may not be available if the shareholder cannot reach ACCESS by telephone, whether because all telephone lines are busy or for any other reason; in such case, a shareholder would have to use the Fund's other redemption procedures previously described. Requests received by ACCESS prior to 4:00 p.m., New York time, on a regular business day will be processed at the net asset value per share determined that day. These privileges are available for all accounts other than retirement accounts. The telephone redemption privilege is not available for shares represented by certificates. If the shares to be redeemed have been recently purchased by check, ACCESS may delay mailing a redemption check or wiring redemption proceeds until it confirms that the purchase check has cleared, usually a period of up to 15 days. If an account has multiple owners, ACCESS may rely on the instructions of any one owner.

  For redemptions authorized by telephone, amounts of $50,000 or less may be redeemed daily if the proceeds are to be paid by check sent to the shareholders' address of record and amounts of at least $1,000 and up to $1 million may be redeemed daily if the proceeds are to be paid by wire sent to the shareholder's bank account of record. The proceeds must be payable to the shareholder(s) of record. Proceeds from redemptions to be paid by check will ordinarily be mailed within three business days to the shareholder's address of record. Proceeds from redemptions to be paid by wire will ordinarily be wired on the next business day to the shareholder's bank account of record. This privilege is not available if the address of record has been changed within 30 days prior to a telephone redemption request. The Fund reserves the right at any time to terminate, limit or otherwise modify this telephone redemption privilege.

  REDEMPTION UPON DISABILITY. The Fund will waive the CDSC on redemptions following the disability of holders of Class B Shares and Class C Shares. An individual will be considered disabled for this purpose if he or she meets the definition thereof in Section 72(m)(7) of the Code, which in pertinent part defines a person as disabled if such person "is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration." While the Fund does not specifically adopt the balance of the Code's definition which pertains to furnishing the Secretary of Treasury with such proof as he or she may require, the Distributor will require satisfactory proof of disability before it determines to waive the CDSC on Class B Shares and Class C Shares.

  In cases of disability, the CDSCs on Class B Shares and Class C Shares will be waived where the disabled person is either an individual shareholder or owns the shares as a joint tenant with right of survivorship or is the beneficial owner of a custodial or fiduciary account, and where the redemption is made within one year of the initial determination of disability. This waiver of the CDSC on Class B Shares and Class C Shares applies to a total or partial redemption, but only to redemptions of shares held at the time of the initial determination of disability.

  GENERAL REDEMPTION INFORMATION. The Fund may redeem any shareholder account with a net asset value on the date of the notice of redemption less than the minimum investment as specified by the Trustees. At least 60 days advance written notice of any such involuntary redemption is required and the shareholder is given an opportunity to purchase the required value of additional shares at the next determined net asset value without sales charge. Any applicable CDSC will be deducted from the proceeds of this redemption. Any involuntary redemption may only occur if the shareholder account is less than the minimum investment due to shareholder redemptions.

  REINSTATEMENT PRIVILEGE. Holders of Class A Shares or Class B Shares who have redeemed shares of the Fund may reinstate any portion or all of the net proceeds of such redemption in Class A Shares of the Fund. Holders of Class C Shares who have redeemed shares of the Fund may reinstate any portion or all of the net proceeds of such redemption in Class C Shares of the Fund with credit given for any CDSC paid upon such redemption. Such reinstatement is made at the net asset value (without sales charge except as described under "Shareholder Services -- Exchange Privilege") next determined after the order is received, which must be within 180 days after the date of the redemption. See "Purchase of Shares -- Waiver of Contingent Deferred Sales Charge." Reinstatement at net asset value is also offered to participants in those eligible retirement plans held or administered by Van Kampen American Capital Trust Company for repayment of principal (and interest) on their borrowings on such plans.

------------------------------------------------------------------------------
DISTRIBUTION AND SERVICE PLANS
------------------------------------------------------------------------------

  The Fund has adopted a distribution plan (the "Distribution Plan") with respect to each class of its shares pursuant to Rule 12b-1 under the 1940 Act. The Fund also has adopted a service plan (the "Service Plan") with respect to each class of its shares. The Distribution Plan and the Service Plan provide that the Fund may spend a portion of the Fund's average daily net assets attributable to each class of shares in connection with distribution of the respective class of shares and in connection with the provision of ongoing services to shareholders of each class. The Distribution Plan and the Service Plan are being implemented through an agreement with the Distributor and sub-agreements between the Distributor and brokers, dealers or financial intermediaries (collectively, "Selling Agreements") that may provide for their customers or clients certain services or assistance.

  CLASS A SHARES. The Fund may spend an aggregate amount up to 0.25% per year of the average daily net assets attributable to the Class A Shares of the Fund pursuant to the Distribution Plan and Service Plan. From such amount, the Fund may spend up to 0.25% per year of the Fund's average daily net assets attributable to the Class A Shares pursuant to the Service Plan in connection with the ongoing provision of services to holders of such shares by the Distributor and by brokers, dealers or financial intermediaries and in connection with the maintenance of such shareholders' accounts. The Fund pays the Distributor the lesser of the balance of the 0.25% not paid to such brokers, dealers or financial intermediaries or the amount of the Distributor's actual distribution-related expense.

  CLASS B SHARES. The Fund may spend up to 0.75% per year of the average daily net assets attributable to the Class B Shares of the Fund pursuant to the Distribution Plan. In addition, the Fund may spend up to 0.25% per year of the Fund's average daily net assets attributable to the Class B Shares pursuant to the Service Plan in connection with the ongoing provision of services to holders of such shares by the Distributor and by brokers, dealers or financial intermediaries and in connection with the maintenance of such shareholders' accounts.

  CLASS C SHARES. The Fund may spend up to 0.75% per year of the average daily net assets attributable to the Class C Shares of the Fund pursuant to the Distribution Plan. From such amount, the Fund, or the Distributor as agent for the Fund, pays brokers, dealers or financial intermediaries in connection with the distribution of the Class C Shares up to 0.75% of the Fund's average daily net assets attributable to Class C Shares maintained in the Fund more than one year by such broker's, dealer's or financial intermediary's customers. The Fund pays the Distributor the lesser of the balance of 0.75% not paid to such brokers, dealers or financial intermediaries or the amount of the Distributor's actual distribution-related expense attributable to the Class C Shares. In addition, the Fund may spend up to 0.25% per year of the Fund's average daily net assets attributable to the Class C Shares pursuant to the Service Plan in connection with the ongoing provision of services to holders of such shares by the Distributor and by brokers, dealers or financial intermediaries and in connection with the maintenance of such shareholders' accounts.

  OTHER INFORMATION. Amounts payable to the Distributor with respect to the Class A Shares under the Distribution Plan in a given year may not fully reimburse the Distributor for its actual distribution-related expenses during such year. In such event, with respect to the Class A Shares, there is no carryover of such reimbursement obligations to succeeding years.

  The Distributor's actual expenses with respect to a class of CDSC Shares (for purposes of this section, excluding any Class A Shares that may be subject to a
CDSC) for any given year may exceed the amounts payable to the Distributor with respect to such class of CDSC Shares under the Distribution Plan, the Service Plan and payments received pursuant to the CDSC. In such event, with respect to any such class of CDSC Shares, any unreimbursed expenses will be carried forward and paid by the Fund (up to the amount of the actual expenses incurred) in future years so long as such Distribution Plan is in effect. Except as mandated by applicable law, the Fund does not impose any limit with respect to the number of years into the future that such unreimbursed expenses may be carried forward (on a Fund level basis). Because such expenses are accounted on a Fund level basis, in periods of extreme net asset value fluctuation such amounts with respect to a particular CDSC Share may be greater or less than the amount of the initial commission (including carrying cost) paid by the Distributor with respect to such CDSC Share. In such circumstances, a shareholder of such CDSC Share may be deemed to incur expenses attributable to other shareholders of such class. As of December 31, 1996, there were $408,097 and $6,707 of unreimbursed distribution related expenses with respect to Class B Shares and Class C Shares, respectively, representing 4.52% and 0.94% of the Fund's net assets attributable to Class B Shares and Class C Shares, respectively. If the Distribution Plan was terminated or not continued, the Fund would not be contractually obligated to pay the Distributor for any expenses not previously reimbursed by the Fund or recovered through CDSCs.

  Because the Fund is a series of the Trust, amounts paid to the Distributor as reimbursement for expenses of one series of the Trust may indirectly benefit the other funds which are series of the Trust. The Distributor will endeavor to allocate such expenses among such funds in an equitable manner. The Distributor will not use the proceeds from the CDSC applicable to a particular class of shares to defray distribution-related expenses attributable to any other class of shares. Various federal and state laws prohibit national banks and some state-chartered commercial banks from underwriting or dealing in the Fund's shares. In addition, state securities laws on this issue may differ from the interpretations of federal law, and banks and financial institutions may be required to register as dealers pursuant to state law. In the unlikely event that a court were to find that these laws prevent such banks from providing such services described above, the Fund would seek alternate providers and expects that shareholders would not experience any disadvantage.

------------------------------------------------------------------------------
DISTRIBUTIONS FROM THE FUND
------------------------------------------------------------------------------

  The Fund's present policy, which may be changed at any time by the Board of Trustees, is to declare daily and pay monthly distributions of all or substantially all net investment income of the Fund. Net investment income consists of all interest income, dividends, and other ordinary income earned by the Fund, less all expenses of the Fund attributable to the class of shares in question. Net short-term capital gains, if any, may be distributed throughout the year. Expenses of the Fund are accrued each day. Net realized long-term capital gains, if any, are expected to be distributed, to the extent permitted by applicable law, to shareholders at least annually. Distributions cannot be assured, and the amount of each monthly distribution may vary.

  Distributions with respect to each class of shares will be calculated in the same manner on the same day and will be in the same amount, except that the different distribution and service fees and any incremental administrative expenses relating to each class of shares will be borne exclusively by the respective class and may cause the distributions relating to the different classes of shares to differ. Generally, distributions with respect to a class of shares subject to a higher distribution fee will be lower than distributions with respect to a class of shares subject to a lower distribution fee.

  Investors will be entitled to begin receiving dividends on their shares on the business day after ACCESS receives payments for such shares. However, shares become entitled to dividends on the day ACCESS receives payment for the shares either through a fed wire or NSCC settlement. Shares remain entitled to dividends through the day such shares are processed for payment on redemption.

  Distribution checks may be sent to parties other than the shareholder in whose name the account is registered. Persons wishing to utilize this service should complete the appropriate section of the account application accompanying this Prospectus or available from Van Kampen American Capital Funds, c/o ACCESS P.O. Box 418256, Kansas City, MO 64141-9256. After ACCESS receives this completed form, distribution checks will be sent to the bank or other person so designated by such shareholder.

  PURCHASE OF ADDITIONAL SHARES WITH DISTRIBUTIONS. The Fund will automatically credit monthly distributions and any annual net long-term capital gain distributions to a shareholder's account in additional shares of the Fund valued at net asset value, without a sales charge. Unless a shareholder instructs otherwise, the reinvestment plan is automatic. This instruction may be made by telephone by calling (800) 421-5666 ((800) 421-2833 for the hearing impaired) or in writing to ACCESS. See "Shareholder Services -- Reinvestment Plan."

------------------------------------------------------------------------------
TAX STATUS
------------------------------------------------------------------------------

NEW JERSEY TAXATION

  The following New Jersey income tax discussion is based on the advice of Crummy, Del Deo, Dolan, Griffinger & Vecchione, special New Jersey tax counsel to the Fund.

  Individual shareholders of the Fund, including trusts and estates, who are subject to the New Jersey Gross Income Tax will not be required to include in their New Jersey gross income distributions from the Fund which the Fund clearly identifies as directly attributable to interest or gains from New Jersey municipal securities, obligations of the United States or any other obligations, the interest and gain on which is exempt from New Jersey Gross Income Tax under New Jersey law or federal law, provided that the Fund qualifies as a "qualified investment fund."

  The Fund will qualify as a "qualified investment fund" if, for any calendar year in which a distribution is paid: (1) the Fund has no investments, other than interest-bearing obligations, obligations issued at a discount and cash and cash items, including receivables and financial options, futures, forward contracts, or other similar financial instruments related to interest-bearing obligations, obligations issued at a discount or bond indexes related thereto;
(2) at the close of each quarter of the taxable year the Fund has not less than 80% of the aggregate principal amount of all of its investments (excluding financial options, futures, forward contracts, or other similar financial instruments related to interest-bearing obligations, obligations issued at a discount or bond indexes related thereto to the extent such instruments are authorized by Section 851(b) of the Internal Revenue Code of 1986, cash and cash items, which cash items shall include receivables) in New Jersey municipal securities, or any other obligations, including United States obligations, the interest or gains on which is exempt from New Jersey Gross Income Tax pursuant to New Jersey law or federal law; (3) the Fund does not engage in any prohibited Strategic Transactions (see "Investment Practices"); and (4) the Fund satisfies the certification and reporting requirements imposed by regulations promulgated by the New Jersey Division of Taxation. The Fund intends to so qualify. The Fund must certify annually on or before February 15 to the New Jersey Division of Taxation that for the preceding calendar year the Fund is a "qualified investment fund." The Fund must also advise the Division of Taxation as to amounts distributed for the preceding calendar year to shareholders from income or gain derived from New Jersey and federal obligations. The Fund must also advise its shareholders on or before February 15 of each calendar year that its distributions qualify for exclusion pursuant to New Jersey law regarding qualified investment funds.

  Distributions to individual shareholders, including trusts and estates, who are subject to the New Jersey Gross Income Tax, attributable to interest or gains on municipal obligations issued by states other than New Jersey, including municipalities or authorities in such other states, or any other obligations the interest on which is not exempt from New Jersey Gross Income Tax pursuant to New Jersey law or federal law, will be included as New Jersey gross income for purposes of calculating the New Jersey Gross Income Tax.

  Individual shareholders of the Fund, including trusts and estates, who are subject to the New Jersey Gross Income Tax, will not be required to include in gross income net gains attributable to the sale of shares provided that the Fund qualifies as a "qualified investment fund." Any loss realized on such sale may not be utilized to offset gains realized by such shareholder on the sale of assets the gain on which is subject to the New Jersey Gross Income Tax.

  If an individual holder of shares dies a domiciliary of New Jersey, New Jersey Inheritance Tax and New Jersey Estate Tax may be imposed as a result of the ownership of such shares.

  If a shareholder is a corporation subject to the New Jersey Corporation Business Tax or the New Jersey Corporation Income Tax, distributions of interest or gains, or both, from the Fund will be includable in its entire net income for purposes of the New Jersey Corporation Business Tax or New Jersey Corporation Income Tax, less any interest expense incurred to carry such investment to the extent such interest expense has not been deducted in computing federal taxable income. Net gains derived by such corporation on the sale of its shares will be included in its entire net income for purposes of the New Jersey Corporation Business Tax or New Jersey Corporation Income Tax.

  New Jersey S corporations that are shareholders of the Fund generally will be subject to the Corporation Business Tax at a rate of 2.63% of their entire net income. New Jersey S corporations with entire net income of $100,000 or less for tax years beginning on or after July 1, 1996 will be subject to tax at a rate of 1.13%. However, New Jersey S corporations that are taxed under certain provisions of federal tax law will be subject to the Corporation Business Tax at a rate of 9.0% of their entire net income. Entire net income will include distributions of the Fund and gains on the sale of shares of the Fund.

  The foregoing is a general, abbreviated summary of certain of the provisions of New Jersey law presently in effect as they directly govern the taxation of shareholders of the Fund. The provisions are subject to change by legislative or administrative action, and any such change may be retroactive with respect to Fund transactions.

FEDERAL TAXATION

  The following federal income tax discussion is based on the advice of Skadden, Arps, Slate, Meagher & Flom (Illinois), and reflects applicable federal tax laws.

  The Fund has qualified and intends to continue to qualify each year and to elect to be treated as a regulated investment company under Subchapter M of the Code. To qualify as a regulated investment company, the Fund must comply with certain requirements of the Code relating to, among other things, the source of its income and diversification of its assets.

  If the Fund so qualifies and distributes each year to its shareholders at least 90% of its net investment income (including tax-exempt interest, taxable income and net short-term capital gain, but not net capital gains, which are the excess of net long-term capital gains over net short-term capital losses), it will not be required to pay federal income taxes on any income distributed to shareholders. The Fund intends to distribute at least the minimum amount of net investment income necessary to satisfy the 90% distribution requirement. The Fund will not be subject to federal income tax on any net capital gains distributed to shareholders.

  In order to avoid a 4% excise tax, the Fund will be required to distribute, by December 31 of each year, at least 98% of its ordinary income (not including tax-exempt income) for such year and at least 98% of its capital gain net income (the latter of which generally is computed on the basis of the one-year period ending on October 31 of such year), plus any amounts that were not distributed in previous taxable years. For purposes of the excise tax, any ordinary income or capital gain net income retained by, and subject to federal income tax in the hands of, the Fund will be treated as having been distributed.

  If the Fund failed to qualify as a regulated investment company or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be taxed as an ordinary corporation on its taxable income (even if such income were distributed to its shareholders) and all distributions out of earnings and profits would be taxed to shareholders as ordinary income. To qualify again as a regulated investment company in a subsequent year, the Fund may be required to pay an interest charge on 50% of its earnings and profits attributable to non-regulated investment company years and would be required to distribute such earnings and profits to shareholders (less any interest charge). In addition, if the Fund failed to qualify as a regulated investment company for its first taxable year or, if immediately after qualifying as a regulated investment company for any taxable year, it failed to qualify for a period greater than one taxable year, the Fund would be required to recognize any net built-in gains (the excess of aggregate gains, including items of income, over aggregate losses that would have been realized if it had been liquidated) in order to qualify as a regulated investment company in a subsequent year.

  Some of the Fund's investment practices are subject to special provisions of the Code that, among other things, may defer the use of certain losses of the Fund and affect the holding period of the securities held by the Fund and the character of the gains or losses realized by the Fund. These provisions may also require the Fund to mark-to-market some of the positions in its portfolio (i.e., treat them as if they were sold for fair market value at the end of the tax-year), which may cause the Fund to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the 90% distribution requirement and the distribution requirements for avoiding income and excise taxes. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these rules and prevent disqualification of the Fund as a regulated investment company.

  The Fund's ability to dispose of portfolio securities may be limited by the requirement for qualification as a regulated investment company that less than 30% of the Fund's annual gross income be derived from the disposition of securities held for less than three months.

  Investments of the Fund in securities issued at a discount or providing for deferred interest or payment of interest in kind are subject to special tax rules that will affect the amount, timing and character of distributions to shareholders. For example, with respect to securities issued at a discount, the Fund will be required to accrue as income each year a portion of the discount and to distribute such income each year in order to maintain its qualification as a regulated investment company and to avoid income and excise taxes. In order to generate sufficient cash to make distributions necessary to satisfy the 90% distribution requirement and to avoid income and excise taxes, the Fund may have to dispose of securities that it would otherwise have continued to hold. A portion of the discount relating to certain stripped tax-exempt obligations may constitute taxable income when distributed to shareholders.

  DISTRIBUTIONS. The Fund intends to invest in sufficient tax-exempt municipal securities to permit payment of "exempt-interest dividends" (as defined in the Code). Dividends paid by the Fund from the net tax-exempt interest earned from municipal securities qualify as exempt-interest dividends if, at the close of each quarter of its taxable year, at least 50% of the value of the total assets of the Fund consists of municipal securities.

  The Tax Reform Act of 1986 (the "Tax Reform Act") may have an adverse impact upon the Fund and its shareholders. The Tax Reform Act imposed new limitations on the use and investment of the proceeds of state and local government bonds and other funds, which limitations must be satisfied in order to maintain the exclusion from gross income for interest on such bonds. The provisions of the Tax Reform Act generally apply to bonds issued after August 15, 1986. In light of these requirements, bond counsel qualify their opinions as to the federal tax status of bonds issued after August 15, 1986 by making them contingent on the issuer's future compliance with these limitations. Any failure on the part of an issuer to comply could cause the interest on its bonds to become taxable to investors retroactive to the date the bonds were issued.

  Except as provided below, exempt-interest dividends paid to shareholders generally are not includable in the shareholders' gross income for federal income tax purposes. The percentage of the total dividends paid by the Fund during any taxable year that qualify as exempt-interest dividends will be the same for all shareholders of the Fund receiving dividends during such year.

  The Tax Reform Act also makes interest on certain "private-activity bonds" an item of tax preference subject to the alternative minimum tax on individuals and corporations. The Fund invests a portion of its assets in municipal securities subject to this provision so that a portion of its exempt-interest dividends is an item of tax preference to the extent such dividends represent interest received from these private-activity bonds. Accordingly, investment in the Fund could cause shareholders to be subject to (or result in an increased liability under) the alternative minimum tax. The Tax Reform Act also imposed per capita volume limitations on certain private-activity bonds which could limit the amount of such bonds available for investment by the Fund.

  Exempt-interest dividends are included in determining what portion, if any, of a person's social security and railroad retirement benefits will be includable in gross income subject to federal income tax.

  Although exempt-interest dividends generally may be treated by Fund shareholders as items of interest excluded from their gross income, each shareholder is advised to consult his tax adviser with respect to whether exempt-interest dividends retain this exclusion if the purchaser would be treated as a "substantial user" (or a "related person" of a substantial user) of the facilities financed with respect to any of the tax-exempt obligations held by the Fund, or by the Trust if it is required to qualify as a regulated investment company as described below. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses in his trade or business a part of any facilities financed with the tax-exempt obligations and whose gross revenues derived from such facilities exceed five percent of the total revenues derived from the facilities by all users, or who occupies more than 5% of the useable area of the facilities or for whom the facilities or a part thereof were specifically constructed, reconstructed or acquired. Examples of "related persons" include certain related natural persons, affiliated corporations, a partnership and its partners and an S corporation and its shareholders.

  The Omnibus Budget Reconciliation Act of 1993 included certain provisions that requires gains on dispositions of tax-exempt securities purchased at a market discount be treated as ordinary income to the extent of the accrued market discount, if the securities are acquired after April 30, 1993. Such securities were exempt from the market discount rules under prior law. Interest on indebtedness incurred or continued by a shareholder to purchase or carry shares of the Fund is not deductible for federal income tax purposes if the Fund distributes exempt-interest dividends during the shareholder's taxable year. If a shareholder receives an exempt-interest dividend with respect to any shares and such shares are held for six months or less, any short-term capital loss on the sale or exchange of the shares will be disallowed to the extent of the amount of such exempt-interest dividend.

  While the Fund expects that a major portion of its net investment income will constitute tax-exempt interest, a significant portion may consist of investment company taxable income. Distributions of the Fund's net investment company taxable income are taxable to shareholders as ordinary income to the extent of the Fund's earnings and profits, whether paid in cash or reinvested in additional shares. Distributions of the Fund's net capital gains ("capital gains dividends"), if any, are taxable to shareholders as long-term capital gains regardless of the length of time shares of the Fund have been held by such shareholders. Interest on indebtedness which is incurred to purchase or carry shares of a mutual fund which distributes exempt-interest dividends during the year is not deductible for federal income tax purposes. Distributions in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming such shares are held as a capital asset). Tax-exempt shareholders not subject to federal income tax on their income generally will not be taxed on distributions from the Fund.

  Shareholders receiving distributions in the form of additional shares issued by the Fund will be treated for federal income tax purposes as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the distribution date. The basis of such shares will equal the fair market value on the distribution date.

  The Fund will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year. The aggregate amount of dividends so designated cannot exceed, however, the amount of interest exempt from tax under Section 103 of the Code received by the Fund during the year over any amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code. Since the percentage of dividends which are "exempt-interest" dividends is determined on an average annual method for the fiscal year, the percentage of income designated as tax-exempt for any particular dividend may be substantially different from the percentage of the Fund's income that was tax exempt during the period covered by the dividend, Fund distributions generally will not qualify for the dividends received deduction for corporations.

  Although dividends generally will be treated as distributed when paid, dividends declared in October, November or December, payable to shareholders of record on a specified date in such month and paid during January of the following year will be treated as having been distributed by the Fund and received by the shareholders on the December 31 prior to the date of payment. In addition, certain other distributions made after the close of a taxable year of the Fund may be "spilled back" and treated as paid by the Fund (except for purposes of the 4% excise tax) during such taxable year. In such case, shareholders will be treated as having received such dividends in the taxable year in which the distribution was actually made.

  The Fund is required, in certain circumstances, to withhold 31% of dividends and certain other payments, including redemptions, paid to shareholders who do not furnish to the Fund their correct taxpayer identification number (in the case of individuals, their social security number) and certain required certifications or who are otherwise subject to backup withholding.

  SALE OF SHARES. The sale of shares (including transfers in connection with a redemption or repurchase of shares) will be a taxable transaction for federal income tax purposes. Selling shareholders will generally recognize gain or loss in an amount equal to the difference between their adjusted tax basis in the shares and the amount received. If such shares are held as a capital asset, the gain or loss will be a capital gain or loss and will be long-term if such shares have been held for more than one year. Any loss realized upon a taxable disposition of shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gains dividends received with respect to such shares. For purposes of determining whether shares have been held for six months or less, the holding period is suspended for any periods during which the shareholder's risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property or through certain options or short sales.

  GENERAL. The federal, state and local income tax discussion set forth above is for general information only. Prospective investors should consult their advisors regarding the specific federal tax consequences of holding and disposing of shares, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

------------------------------------------------------------------------------
FUND PERFORMANCE
------------------------------------------------------------------------------

  From time to time advertisements and other sales materials for the Fund may include information concerning the historical performance of the Fund. Any such information will include the average total return of the Fund calculated on a compounded basis for specified periods of time. Such advertisements and sales material may also include a yield quotation as of a current period. In each case, such total return and yield information, if any, will be calculated pursuant to rules established by the SEC and will be computed separately for each class of the Fund's shares. In lieu of or in addition to total return and yield calculations, such information may include performance rankings and similar information from independent organizations such as Lipper Analytical Services, Inc. or nationally recognized financial publications.

  From time to time, the Fund may include in its sales literature and shareholder reports a quotation of the current "distribution rate" for each class of shares of the Fund. Distribution rate is a measure of the level of income and short-term capital gain dividends, if any, distributed for a specified period. Distribution rate is determined by annualizing the distributions per share for a stated period and dividing the result by the public offering price for the same period. It differs from yield, which is a measure of the income actually earned by the Fund's investments, and from total return, which is a measure of the income actually earned by, plus the effect of any realized and unrealized appreciation or depreciation of such investments during a stated period. Distribution rate is, therefore, not intended to be a complete measure of the Fund's performance. Distribution rate may sometimes be greater than yield since, for instance, it may not include the effect of amortization of bond premiums, and may include non-recurring short-term capital gains and premiums from futures transactions engaged in by the Fund. Distribution rates will be computed separately for each class of the Fund's shares.

  From time to time, the Fund may compare its performance to certain securities and unmanaged indices which may have different risk/reward characteristics than the Fund. Such characteristics may include, but are not limited to, tax features, guarantees, insurance and the fluctuation of principal or return. In addition, from time to time, the Fund may utilize sales literature that includes hypotheticals.

  Further information about the Fund's performance is contained in the Fund's Annual Report and the Fund's Statement of Additional Information, each of which can be obtained without charge by calling (800) 421-5666 ((800) 421-2833 for the hearing impaired).

------------------------------------------------------------------------------
DESCRIPTION OF SHARES OF THE FUND
------------------------------------------------------------------------------

  The Fund is a series of the Van Kampen American Capital Tax Free Trust, a Delaware business trust organized as of May 10, 1995 (the "Trust"). The Fund was originally organized in 1994 under the name Van Kampen Merritt New Jersey Tax Free Income Fund as a sub-trust of Van Kampen Merritt Tax Free Fund, a Massachusetts business trust. The Fund was reorganized as a series of the Trust as of July 31, 1995. Shares of the Trust entitle their holders to one vote per share; however, separate votes are taken by each series on matters affecting an individual series.

  The authorized capitalization of the Fund consists of an unlimited number of shares of beneficial interest, $0.01 par value, divided into three classes, designated Class A Shares, Class B Shares and Class C Shares. Each class of shares represents an interest in the same assets of the Fund and are identical in all respects except that each class bears certain distribution expenses and has exclusive voting rights with respect to its distribution fee. See "Distribution and Service Plans."

  The Fund is permitted to issue an unlimited number of classes of shares. Each class of shares is equal as to earnings, assets and voting privileges, except as noted above, and each class bears the expenses related to the distribution of its shares. There are no conversion, preemptive or other subscription rights, except with respect to the conversion of Class B Shares and certain Class C Shares into Class A Shares as described above. In the event of liquidation, each of the shares of the Fund is entitled to its portion of all of the Fund's net assets after all debt and expenses of the Fund have been paid. Since Class B Shares and Class C Shares pay higher distribution expenses, the liquidation proceeds to holders of Class B Shares and Class C Shares are likely to be lower than to other shareholders.

  The Trust does not contemplate holding regular meetings of shareholders to elect Trustees or otherwise. However, the holders of 10% or more of the outstanding shares may by written request require a meeting to consider the removal of Trustees by a vote of two-thirds of the shares then outstanding cast in person or by proxy at such meeting. The Trust will assist such holders in communicating with other shareholders of the Fund to the extent required by the 1940 Act. More detailed information concerning the Trust is set forth in the Statement of Additional Information.

------------------------------------------------------------------------------
ADDITIONAL INFORMATION
------------------------------------------------------------------------------

  This Prospectus and the Statement of Additional Information do not contain all the information set forth in the Registration Statement filed by the Fund with the SEC under the Securities Act of 1933, as amended. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.

  The fiscal year end of the Fund is December 31. The Fund sends to its shareholders, at least semi-annually, reports showing the Fund's portfolio and other information. An annual report, containing financial statements audited by the Fund's independent auditors, is sent to shareholders each year. After the end of each year, shareholders will receive federal income tax information regarding dividends and capital gains distributions.

  Shareholder inquiries should be directed to Van Kampen American Capital New Jersey Tax Free Income Fund, One Parkview Plaza, Oakbrook Terrace, Illinois 60181, Attn: Correspondence.

  For Automated Telephone Service which provides 24-hour direct dial access to Fund facts and shareholder account information, dial (800) 847-2424. For inquiries through Telecommunications Device for the Deaf (TDD) dial (800) 421-2833.

EXISTING SHAREHOLDERS--
FOR INFORMATION ON YOUR
EXISTING ACCOUNT PLEASE CALL
THE FUND'S TOLL-FREE
NUMBER--(800) 341-2911.

PROSPECTIVE INVESTORS--CALL
YOUR BROKER OR (800) 421-5666.

DEALERS--FOR DEALER
INFORMATION, SELLING
AGREEMENTS, WIRE ORDERS,
OR REDEMPTIONS CALL THE
DISTRIBUTOR'S TOLL-FREE
NUMBER--(800) 421-5666.

FOR SHAREHOLDER AND
DEALER INQUIRIES THROUGH
TELECOMMUNICATIONS
DEVICE FOR THE DEAF (TDD)
DIAL (800) 421-2833.

FOR AUTOMATED TELEPHONE
SERVICES DIAL (800) 847-2424.
VAN KAMPEN AMERICAN CAPITAL
NEW JERSEY TAX FREE
INCOME FUND
One Parkview Plaza
Oakbrook Terrace, IL 60181

Investment Adviser
VAN KAMPEN AMERICAN CAPITAL
INVESTMENT ADVISORY CORP.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Distributor
VAN KAMPEN AMERICAN CAPITAL
DISTRIBUTORS, INC.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Transfer Agent
ACCESS INVESTOR SERVICES, INC.
P.O. Box 418256
Kansas City, MO 64141-9256
Attn: Van Kampen American Capital
     New Jersey Tax Free Income Fund

Custodian
STATE STREET BANK AND
TRUST COMPANY
225 West Franklin Street, P.O. Box 1713
Boston, MA 02105-1713
Attn: Van Kampen American Capital
     New Jersey Tax Free Income Fund

Legal Counsel
SKADDEN, ARPS, SLATE,
MEAGHER & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, IL 60606

Independent Accountants
KPMG PEAT MARWICK LLP
Peat Marwick Plaza
303 East Wacker Drive
Chicago, IL 60601
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                              NEW JERSEY TAX FREE
                                  INCOME FUND

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                              P R O S P E C T U S

                                 APRIL 30, 1997

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                          VAN KAMPEN AMERICAN CAPITAL
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